Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under § 240.14a–12

ENTROPIC COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

6290 Sequence Drive

San Diego, CA 92121

April 12, 2010

Dear Stockholder:

We hereby cordially invite you to attend our 2010 Annual Meeting of Stockholders, which will be held at Entropic Communications’ corporate headquarters located at 6290 Sequence Drive, San Diego, California, at 2:00 p.m., Pacific Daylight Time, on Thursday, May 20, 2010. The formal meeting notice and proxy statement are attached.

At this year’s Annual Meeting, our stockholders will be asked to:

•	elect the one nominee for director named in the proxy statement to hold office until our 2013 Annual Meeting of Stockholders; and

•	ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Whether or not you plan to attend the 2010 Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your proxy card. If your shares are held in the name of a broker, bank or other holder of record, you will receive a voting instruction form in lieu of a proxy card and, depending on the instructions provided by your broker, bank or other holder of record, may also be eligible to vote by telephone or electronically. Timely voting by any of these methods will ensure your representation at the 2010 Annual Meeting.

We look forward to seeing you on May 20, 2010.

Sincerely,

Lance W. Bridges

Vice President, General Counsel and Secretary

HOW TO VOTE

Most stockholders have a choice of voting by mail using a traditional proxy card or in person. Some beneficial owners of shares may also have the choice of voting on the Internet or by telephone. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you.

REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may opt to receive only one copy of future proxy statements and annual reports. Please see the response to the question What is “householding” and how does it affect me? for more information on this important stockholder program.

If you wish to obtain additional copies of our proxy statement and our 2009 annual report, you may download these documents from our website at ir.entropic.com/financials.cfm.

ENTROPIC COMMUNICATIONS, INC. 6290 Sequence Drive San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	2:00 p.m., Pacific Daylight Time, on Thursday, May 20, 2010.

PLACE	Entropic Communications, Inc.

Corporate Headquarters

6290 Sequence Drive

San Diego, CA 92121

ITEMS OF BUSINESS	• To elect the nominee for director named in the accompanying proxy statement to hold office until our 2013 Annual Meeting of Stockholders.

• To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year.

• To transact any other business that properly comes before the 2010 Annual Meeting of Stockholders and any adjournment or postponement.

RECORD DATE	You can vote if you are a stockholder of record at the close of business on March 31, 2010.

ANNUAL REPORT	Our 2009 annual report is enclosed with these materials as a separate booklet. You may also access our 2009 annual report through our website at ir.entropic.com/financials.cfm. Our 2009 annual report is not a part of the proxy solicitation materials.

PROXY VOTING	It is important that your shares be represented and voted at the 2010 Annual Meeting of Stockholders. You can vote your shares by completing and returning your proxy card. See details under the question How do I vote? Under “Proxy Statement—Questions and Answers about the Annual Meeting and Voting” below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010: The notice of annual meeting, proxy statement and 2009 annual report are available on our website at ir.entropic.com/financials.cfm.

Lance W. Bridges

April 12, 2010	Vice President, General Counsel and Secretary

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held May 20, 2010

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Entropic Communications, Inc., a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Stockholders, or Annual Meeting, and at any adjournment or postponement. In this proxy statement, “Entropic,” the “Company,” “we,” “us” and “our” refer to Entropic Communications, Inc., and our wholly-owned subsidiaries.

You are invited to attend our Annual Meeting, which will take place on Thursday, May 20, 2010, beginning at 2:00 p.m. Pacific Daylight Time. The Annual Meeting will be held at our corporate headquarters located at 6290 Sequence Drive, San Diego, California 92121.

This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being mailed starting April 12, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Entropic common stock at the close of business on March 31, 2010, are entitled to receive these proxy materials and to vote their shares at the Annual Meeting. As of that date, there were 71,696,150 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with Entropic’s transfer agent, American Stock Transfer & Trust Company, LLC, or the Transfer Agent, you are considered, for those shares, to be the “stockholder of record.” The notice of annual meeting, proxy statement, proxy card documents and 2009 annual report have been sent directly to you by Entropic.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, proxy card documents and 2009 annual report have been forwarded to you by your broker, bank or other holder of record who is considered, for those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How many votes do I have?

You are entitled to one vote on each matter properly brought before the Annual Meeting for each share of common stock that you own as of the close of business on March 31, 2010.

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	1

How do I vote?

You may vote using any of the following methods:

•	By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Entropic Communications, Inc., c/o American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, New York, New York 10038.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other holder of record.

You may still attend the Annual Meeting in person even if you have already voted by proxy.

•	In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting and will be provided with a ballot at the meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a proper proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. Follow the instructions from your broker, bank or other holder of record included with these proxy materials, or contact your broker, bank or other holder of record to request a proxy form.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

•	By telephone or on the Internet (available only to beneficial owners, if at all)

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	giving written notice to the corporate secretary of the Company at our corporate headquarters;

•	delivering a valid, later-dated proxy, in a timely manner; or

•	voting by ballot in person at the Annual Meeting (simply attending the meeting will not, by itself, revoke your earlier proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the Annual Meeting if you obtain a proper proxy as described in the answer to the previous question.

All shares for which proxies or ballots have been properly completed and submitted and have not been revoked will be voted at the Annual Meeting.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are registered in more than one name or held in different accounts. Please complete, sign and return each proxy card to ensure that you vote all of your shares.

2	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement and 2009 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2009 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC (in writing: 59 Maiden Lane, New York, New York 10038; by telephone: 1-800-937-5449).

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2009 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company, LLC as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 6290 Sequence Drive, San Diego, California, by contacting our corporate secretary.

What are the voting requirements to elect the nominee for director named in Nominee for Class III Director and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of director	Plurality	No
Ratification of Ernst & Young LLP	Majority of the shares present at the meeting	Yes

The presence of the holders of at least a majority of the outstanding shares of Entropic common stock entitled to vote at the Annual Meeting (i.e., 35,848,076 shares), present in person or represented by proxy, is necessary to constitute a quorum. Your shares will be counted towards the quorum requirement only if a valid proxy is submitted by you or by your broker, bank or other holder of record on your behalf, or if you vote in person at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, due to rule changes adopted by the SEC, your broker, bank or other holder of record does not have discretionary authority to vote on the election of

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directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. This represents a change from prior years when brokers, banks and other holders of record had discretionary voting authority in the election of directors. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors to your broker, bank or other holder of record.

•	Election of director

Under our amended and restated bylaws, in the case of an uncontested election, such as the election of a director contemplated at the Annual Meeting, the single nominee for director will be elected to our board of directors as long as he receives at least one “for” vote. Only votes “for” or “withheld” will affect the outcome of the election of our director nominee. Abstentions are not counted as votes “for,” or “withheld” against, the nominee.

•	Ratification of Ernst & Young LLP

Under our amended and restated bylaws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” this proposal.

Could other matters be decided at the Annual Meeting?

At the date this proxy statement went to press, we were not aware of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I access the notice of annual meeting, proxy statement and 2009 annual report on the Internet?

The notice of annual meeting, proxy statement and 2009 annual report are available on our website at ir.entropic.com/financials.cfm.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission and other means of communication. Our directors, officers and employees will not receive any compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other holders of record for the cost of forwarding proxy materials to beneficial owners.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company, LLC, will tabulate the votes and our corporate secretary will act as the inspector of election.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We intend to file a Current Report on Form 8-K with the SEC within four business days of the date of the Annual Meeting to announce the final voting results. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

4	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

When are stockholder proposals due for Entropic’s 2010 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing to our corporate secretary at our corporate headquarters by December 13, 2010. If you wish to submit a stockholder proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted to our corporate secretary no later than February 19, 2011. Please review our amended and restated bylaws, which contain additional requirements regarding advance notice of stockholder proposals, including the types of information required to be included in such proposals.

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Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	5

GOVERNANCE OF THE COMPANY

GOVERNANCE INFORMATION

Entropic Policies on Business Ethics and Conduct

We are committed to maintaining the highest standards of business conduct and ethics and, accordingly, have adopted a Code of Business Conduct and Ethics that reflects the business practices and principles of behavior that support our commitment. All of our directors and employees, including our chief executive officer, chief financial officer and principal accounting officer, or the Principal Officers, are required to abide by the spirit, as well as the letter, of our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business.

Each of our directors and employees is required to report any suspected or actual violation of our Code of Business Conduct and Ethics of which he or she becomes aware. The Sarbanes-Oxley Act of 2002, as amended, requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The full text of our Code of Business Conduct and Ethics is published on our website at ir.entropic.com/governance.cfm. We will disclose any future amendment to, or waiver from, any provision of our Code of Business Conduct and Ethics for any Principal Officer or member of our board of directors, or our board, on our website within four business days following the date of such amendment or waiver.

Board Leadership Structure

Our board of directors is led by Mr. Umesh Padval, our independent chairman of the board. As set forth in our corporate bylaws, our chairman of the board presides at all meetings of the board and stockholders. He also performs other duties commonly assigned to the chairman of the board, or which may be prescribed from time to time by our board of directors. In our case, this means that our independent chairman is also responsible for:

•	setting the agenda for board meetings, in consultation with our president and chief executive officer and other members of the board;

•	calling and presiding over meetings of the independent directors; and

•	managing the board’s process for annual director self-assessment evaluations.

The board does not have a policy that would prevent our president and chief executive officer from serving as chairman of the board if that were deemed by the board to be in the best interests of the Company. In fact, Patrick Henry, our president and chief executive officer, served as chairman of our board from July 2007 until January 2009. However, the board believes that there may be advantages to having a chairman who is independent of management for matters such as communications and relations between the board, the president and chief executive officer and other senior management; assisting the board in reaching consensus on particular strategies and policies; and facilitating robust director, board and chief executive officer evaluation processes. In order to help realize these advantages, in January 2009, our board appointed one of our independent directors, Mr. Padval, to serve as chairman of the board while Mr. Henry continued to lead the Company as its president and chief executive officer.

6	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Our Board’s Role in Risk Oversight

Our business involves many unavoidable operational and financial risks, such as those that we disclose periodically in our filings with the SEC. Our management is responsible for identifying risks related to significant business activities, and developing programs for monitoring and controlling or mitigating such risks. The board implements its risk oversight responsibilities by having management provide briefings or engage in discussion and analysis with the board regarding business risks and our risk management efforts. In some cases, such as strategic risks associated with entering new markets or product development, risks and risk controls are discussed with the board as part of the regular process of approving management’s goals and operating plans. In other cases, certain committees of the board are responsible for oversight of specific risk topics. For example, the audit committee oversees issues related to disclosure controls and internal control over financial reporting, and the compensation committee oversees risks related to compensation programs, as discussed in greater detail below. A discussion of relevant risks and risk controls is frequently included in management’s presentations to the board and its committees; and board members assess and oversee risks as a part of their review of business, financial or other activities of the Company. From time to time, the board also receives specific reports on enterprise risk management, in which the identification and control of risks are the primary topics of discussion.

Risk Assessment in Compensation Programs. Consistent with new SEC disclosure requirements, our management assessed our executive and broad-based compensation and benefits programs on a company-wide basis to determine if the programs’ provisions and operations create undesired or unintentional risks of a material nature. Based on such assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Sessions of the Board of Directors

As required under the applicable listing standards of The NASDAQ Stock Market, or NASDAQ, executive sessions, or meetings attended only by outside or non-employee members of our board, are held regularly to review the report of the independent registered public accounting firm, the leadership and performance of the president and chief executive officer and other senior management, management’s business strategy and operational and financial goals, and any other relevant matters. In 2009, non-employee members of the board met six times in executive sessions of regularly scheduled and special board meetings. Mr. Padval presided at each of these executive sessions in his capacity as our independent chairman.

Director Independence

As a company that is listed on The NASDAQ Global Market, we are required, under NASDAQ’s listing standards, to maintain a board comprising a majority of “independent” members, as determined affirmatively by our board. With the assistance of legal counsel to the Company, our board reviewed the applicable legal standards for board member and board committee independence as in effect from time to time, including the NASDAQ listing standards. Our board also reviewed a summary of the answers to annual questionnaires completed by each of the non-officer directors and a report of transactions with director-affiliated persons and entities.

On the basis of this review, our board affirmatively determined that except for Mr. Henry, all individuals who served as our directors in 2009 and who will continue to serve as our directors in 2010, including the director standing for re-election at the Annual Meeting, are independent of the Company and its management under the standards described above. Mr. Henry is not considered an independent director because of his employment as president and chief executive officer of the Company.

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	7

Stockholder Communications with the Board of Directors

Our board has adopted a formal process by which stockholders and other interested parties may communicate with our board or any of its directors on board-related issues. Stockholders and other interested parties who wish to communicate with our board or any its members may do so by sending written communications addressed to 6290 Sequence Drive, San Diego, California 92121, Attn: Secretary. Each written communication must set forth (i) the name and address of the stockholder on whose behalf the communication is being sent, and (ii) the number of shares of Entropic common stock beneficially owned by such stockholder as of the date of such communication.

Relevant communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board has requested that certain items that are unrelated to the duties and responsibilities of the board be excluded, including, for example:

•	product complaints;

•	product inquiries;

•	new product suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Our corporate secretary will determine whether these communications should be presented to the board or any one or more directors.

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8	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

BOARD AND COMMITTEE MEMBERSHIP

Members of our board are kept informed of our business through discussions with our president and chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the board and its committees.

We encourage, but do not require, our directors and nominees for directors to attend our annual meeting of stockholders. At our 2009 Annual Meeting of Stockholders, three of our directors attended in person.

During 2009, our board met six times in regularly scheduled and special meetings and had three committees. Those committees consisted of an audit committee, a nominating and corporate governance committee and a compensation committee. Each of our directors attended more than 80 percent of the regularly scheduled and special meetings of the board and board committees on which they served in 2009, held during the period for which they were directors or committee members, respectively.

The table below provides 2009 membership and meeting information for each of the board committees. Mr. Henry was not a member of any board committee in 2009. Information relating to Dr. Rouzbeh Yassini’s attendance at board and committee meetings has been excluded as Dr. Yassini resigned from the board in January 2009.

Name	Audit		Nominating and Corporate Governance		Compensation
Mr. Thomas Baruch+	X		X	*	X
Mr. Keith Bechard+	X
Mr. Amir Mashkoori	X		X
Dr. Kenneth Merchant	X	*
Mr. Umesh Padval			X		X	*
Mr. John Walecka++					X
Total 2009 Meetings	5		2		6

*        Committee Chair

+       Mr. Bechard replaced Mr. Baruch as a member of the audit committee in September 2009.

++    Mr. Walecka has informed us that he will not stand for re-election to our board and, in connection therewith, has tendered his resignation from the board and compensation committee effective as of May 19, 2010.

The Audit Committee

The three-person audit committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The audit committee met five times in 2009. Under the terms of its charter, the audit committee oversees the Company’s corporate accounting and financial reporting processes on behalf of the board and confers with management and the Company’s independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting. The committee reviews and discusses with management and the Company’s independent registered public accounting firm on matters relating to the annual audit, the financial statements and management’s discussion and analysis proposed to be included in the Company’s SEC filings, earnings and certain press releases containing information relating to material developments and the presentation of financial statements and the accounting principles applied. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors and is responsible for evaluating the independent

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auditors’ qualifications, performance and independence, as well as approving any non-audit services to be performed by the independent auditors. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The audit committee reviews reports from management relating to the status of compliance with certain laws, regulations and internal policies and procedures, including our Related-Person Transactions Policy and Code of Business Conduct and Ethics. The committee is also responsible for reviewing and discussing with management and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management related to financial controls, disclosure controls and management of the Company’s assets.

The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The audit committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our board has determined that each of the members of the audit committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

A copy of the audit committee charter is available on our website at ir.entropic.com/governance.cfm.

Audit Committee Financial Expert

Our board has also determined that Dr. Merchant qualifies as an “audit committee financial expert” for the purposes of the SEC’s rules. In making this determination, our board has considered Dr. Merchant’s formal education, his current position with the University of Southern California, his accounting and auditing firm experience, and the nature and scope of his previous experience with public companies.

The Nominating and Corporate Governance Committee

The three-person nominating and corporate governance committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The nominating and corporate governance committee met two times in 2009. Under the terms of its charter, the nominating and corporate governance committee is responsible for overseeing all aspects of the Company’s corporate governance functions on behalf of the board. This includes determining the minimum qualifications for service on the board, monitoring the size of the board, and identifying, reviewing, evaluating, nominating and recommending candidates to serve on the board, including reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the board and considering director candidates nominated by stockholders.

The committee is responsible for overseeing and reviewing the processes and procedures used by the Company to provide information to the board and board committees. The committee periodically reviews, discusses and assesses the performance of the board and board committees, including the independence of directors. The committee also periodically reviews with the chief executive officer the Company’s succession plans for the chief executive officer and other key executive officer positions and is responsible for recommending to the board suitable candidates to succeed to these positions.

At this time, our nominating and corporate governance committee has not adopted any specific policies or any specific process for identifying, reviewing, evaluating, nominating or recommending candidates to serve on the board. However, the committee requires candidates for director nominees to be able to fulfill the core responsibilities required of

10	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

directors, including devoting sufficient time to our affairs and participating in board and committee meetings. Candidates are also expected to have personal integrity and demonstrate a commitment to the Company, its values and its business and to long-term stockholder value. In addition, the committee will consider such factors as the professional background and experience of each candidate, his or her independence under applicable NASDAQ and SEC rules, and whether a candidate’s service on the boards of other companies is likely to interfere with his or her service on our board. The board will also consider such factors as the need for, and benefits of, diversity as to gender, ethnic backgrounds and experiences in the composition of the board. The committee retains the right to modify its requirements from time to time. The committee will consider director candidates recommended by our stockholders. The committee does not intend to alter the manner in which it evaluates director candidates, including the preceding criteria, based on whether or not the director candidate was recommended by a stockholder.

Our board has also determined that each of the members of the nominating and corporate governance committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

A copy of the nominating and corporate governance committee charter is available on our website at ir.entropic.com/governance.cfm.

The Compensation Committee

The three-person compensation committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The compensation committee met six times in 2009. Under the terms of its charter, the role of the compensation committee is to:

•	review, modify and approve the Company’s overall compensation strategies and policies;

•	review and approve corporate performance goals and objectives;

•

determine and approve the compensation and other terms of employment of our chief executive officer and our other executive officers, including the executive officers named in the Company’s annual proxy statement, taking into consideration each officer’s success in achieving his or her performance goals and objectives, as such goals and objectives have been approved by the committee;

•	review the competitiveness of our executive compensation programs and evaluate the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	review and approve compensation that is paid to non-employee directors;

•	review and approve the adoption, amendment and termination of the Company’s stock, bonus and deferred compensation plans, if any;

•	administer our equity plans, including granting options and awards under these plans;

•

review and discuss with the Company’s management the content, and recommend to the board the inclusion, of the Compensation Discussion and Analysis discussion in the Company’s annual proxy statement and other SEC filings; and

•	prepare and review the report of the compensation committee for inclusion in the proxy statement.

In making its compensation decisions, the compensation committee generally follows a set of processes and procedures that it has established and is described in detail in Compensation Discussion and Analysis.

Our board has also determined that each of the members of the compensation committee is independent, within the meaning of the applicable NASDAQ listing standards. In addition, each committee member is a “non-

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	11

employee director” as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined in section 162(m) of the Internal Revenue Code.

A copy of the compensation committee charter is available on our website at ir.entropic.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

During 2009, the following directors served as members of the compensation committee: Mr. Baruch, Mr. Padval and Mr. Walecka. No member of our compensation committee has ever been an officer or employee of the Company and no executive officer of the Company currently serves, or has served during the 2009 fiscal year, on the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our board or compensation committee.

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12	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

2009 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our board has adopted a compensation policy that applies to all of our non-employee directors. In accordance with this policy, our non-employee directors received cash compensation and equity compensation consisting of stock options for their annual compensation for the year ended December 31, 2009. The total 2009 compensation of our non-employee directors is shown in the 2009 Director Compensation Table below. Employee directors do not receive any compensation in connection with their service on our board.

2009 Non-Employee Director Compensation

Under our 2009 non-employee director compensation policy, in 2009, each non-employee director received the following compensation for services on our board:

•	an annual cash retainer of $10,000; and

•	$2,500 for attending each board meeting in person and $1,000 for attending each board meeting that lasts for more than one hour by telephone.

Members of board committees and the independent chairman received additional annual retainers as follows:

•	Audit committee: $20,000 for serving as the chair and $6,000 for serving as a member of the committee

•	Nominating and corporate governance committee: $5,000 for serving as the chair and $2,000 for serving as a member of the committee

•	Compensation committee: $10,000 for serving as the chair and $4,000 for serving as a member of the committee

•	Independent chairman: $20,000

All of the annual retainers are prorated to take into account the date that an individual joins or resigns from the board or committee, as applicable.

We also reimbursed our non-employee directors for their reasonable expenses incurred in attending the meetings of our board and board committees and for attending approved director education programs or seminars.

Our 2009 non-employee director compensation policy also provided that each board member will also receive an additional $2,000 in annual retainer for serving on any additional board committee that may be formed from time to time. No new board committees were formed in 2009.

Under the terms of our 2009 non-employee director compensation policy and our stockholder-approved 2007 non-employee directors’ stock option plan, or the Directors’ Plan, on the date of each annual meeting of stockholders, each non-employee director whose term on our board continues following our annual meeting of stockholders and who has served on our board for at least 180 days prior to such annual meeting automatically receives an option to purchase 12,769 shares of our common stock, vesting in equal monthly installments over one year following the grant date. Individuals joining the board the first time also receive an automatic initial grant of an option to purchase 51,076 shares of our common stock, vesting in equal monthly installments over four years following the grant date, under the Directors’ Plan.

On the date of such annual meeting, the individual who continues as independent chairman following each annual meeting will receive an option exercisable for 6,384 shares of common stock, vesting in equal monthly installments over one year following the grant date, under our 2007 equity incentive plan.

In accordance with the provisions of the Directors’ Plan, on the day of the 2009 Annual Meeting of Stockholders, each of our non-employee directors who continued as a director was granted an option to purchase 12,769 shares of our common stock. In addition, in May 2009, Mr. Padval received a grant of an option to purchase 6,384 shares of our common stock under the terms of our 2007 equity incentive plan to compensate him for the

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	13

additional responsibilities that he agreed to undertake due to his appointment to the board as our first independent chairman. Mr. Padval’s option vests in equal monthly installments over a 12-month period. All of the options granted to our non-employee directors in 2009 were granted at an exercise price equal to the closing sale price of Entropic common stock of $2.50 per share, as reported on The NASDAQ Global Market on the grant date.

2010 Non-Employee Director Compensation

All aspects of the 2009 non-employee director compensation policy will remain the same for 2010.

2009 Director Compensation Table

The following table shows the compensation earned by our non-employee directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)		Total ($)
Mr. Baruch*	35,500	21,793		57,293
Mr. Bechard+	12,833	86,124	(3)	98,957
Mr. Mashkoori	26,500	21,793		48,293
Dr. Merchant*	42,500	21,793		64,293
Mr. Padval*#	54,500	32,688	(4)	87,188
Mr. Walecka	26,500	21,793		48,293
Dr. Yassini++	—	—		—
* 2009 Committee Chair + Mr. Bechard joined the board in June 2009 and the audit committee in November 2009 # Independent Chairman ++ Dr. Yassini resigned from the board in January 2009
(1)	The reported values of these option awards reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718 that are attributable to stock option awards granted to the non-employee directors during the year 2009. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the non-employee directors. The assumptions that we made to determine the value of our awards for accounting purposes are described in detail under the section titled Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 4, 2010, or the Annual Report.

(2)	Under the Directors’ Plan, each non-employee director who continued serving on the board following the 2009 Annual Meeting of Stockholders automatically received an annual grant of an option to purchase 12,769 shares of our common stock at the exercise price of $2.50 per share, the closing price of our common stock on the date of grant as reported by The NASDAQ Global Market. These options vest in equal monthly installments over a 12-month period.

(3)	Under the Directors’ Plan, upon his initial appointment to the board in June 2009, Mr. Bechard automatically received a one-time grant of an option to purchase 51,076 shares of our common stock at the exercise price of $2.47 per share, the closing price of our common stock on the date of grant, as reported by The NASDAQ Global Market. This option vests in equal monthly installments over a four-year period.

14	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

(4)	In addition to the annual grant described in footnote (2) that Mr. Padval received under the Directors’ Plan, in May 2009, he received a grant of an option to purchase 6,384 shares of our common stock at the exercise price of $2.50 per share, the closing price of our common stock on the date of grant, as reported by The NASDAQ Global Market. This option award was granted to Mr. Padval under the terms of our 2007 equity incentive plan as compensation for the additional responsibilities that Mr. Padval agreed to undertake due to his appointment to the board as independent chairman and vests in equal monthly installments over a 12-month period.

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SECURITIES OWNERSHIP

The table below shows the number of shares of our common stock and the percentage of our outstanding common stock beneficially owned as of February 28, 2010 by each individual and entity known by us to beneficially own more than five percent of our common stock, each of our directors (including the nominee for director named in this proxy statement) and each executive officer who is listed on the 2009 Summary Compensation Table, or the named executive officers, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. The reported percentage ownership is calculated based on 71,596,955 shares outstanding as of February 28, 2010, adjusted pursuant to the rules and regulations of the SEC.

	Beneficial Ownership(1)
	Number of Shares				Percent of Total
Name and Address of Beneficial Owner	Held as of February 28, 2010(2)		Subject to Options Exercisable within 60 Days(3)	Total
Five percent or greater stockholders
CMEA Ventures Information Technology II, L.P. and its affiliates (4) One Embarcardero Center, Suite 3250 San Francisco, CA 94111-3600	7,521,121		—	7,521,121	10.5%
Redpoint Ventures II, L.P. and its affiliates(5) c/o Redpoint Ventures 3000 Sand Hill Road, Building 2, Suite 290 Menlo Park, CA 94025	6,110,175		—	6,110,175	8.5%
Directors and named executive officers
Mr. Thomas Baruch	7,521,121	(6)	59,587	7,580,708	10.6%
Mr. Keith Bechard	—		10,640	10,640	*
Mr. Bill Bradford	—		—	—	—
Mr. Vinay Gokhale	—		93,750	93,750	*
Mr. Patrick Henry	1,474,788	(7)	509,802	1,984,590	2.8%
Dr. Tom Lookabaugh	—		—	—	—
Mr. David Lyle	95,447		297,529	392,976	*
Mr. Amir Mashkoori	—		122,934	122,934	*
Dr. Kenneth Merchant	82,543		122,934	205,477	*
Mr. Umesh Padval	50,769	(8)	98,017	148,786	*
Mr. John Walecka(9)	6,110,175	(10)	75,549	6,185,724	8.6%
All executive officers and directors as a group (13 persons)(9)	15,692,811		1,543,458	17,236,269	24.1%

*	Less than one percent.

(1)

The information reported in this table is compiled from information that our executive officers and directors have supplied to us and through our good faith review of our stock records, which are maintained by our Transfer Agent, and Schedules 13G that are available to us from the SEC’s website. Unless we have otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by them. The beneficial ownership of shares of our common stock is determined in accordance with the rules of the SEC and generally includes

16	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 2010 are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership but are not treated as outstanding for computing the percentage of ownership of any other person.

(2)	Includes shares that have been issued upon the “early exercise” of stock options granted under our 2001 stock option plan that may be voted but remain unvested within 60 days of February 28, 2009 and cannot be transferred until they are vested and transfer restrictions terminate. These shares total 83,335 shares for Mr. Henry; and 142,986 shares for all directors and executive officers as a group.

(3)	Shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 28, 2010.

(4)	These shares include 6,682,427 shares held by CMEA Ventures Information Technology II, L.P., or CMEA IV, and 838,694 shares held by CMEA Ventures Information Technology II, Civil Law Partnership, or CMEA IV Parallel. By virtue of CMEA IV’s and CMEA IV Parallel’s relationship as affiliated limited partnerships whose sole general partner and managing partner is CMEA Ventures IT Management II, L.P., or CMEA IV Management, CMEA IV and CMEA IV Parallel may each be deemed to share the power to direct the disposition and vote all of these shares. As the sole general partner and managing partner of CMEA IV and CMEA IV Parallel, CMEA IV Management may be deemed to own beneficially all of these shares. As the individual general partners of CMEA IV Management, Mr. Thomas Baruch, a member of our board, and Mr. James Watson likewise may be deemed to own beneficially all of these shares. Messrs. Baruch and Watson disclaim beneficial ownership of these shares.

(5)	These shares include 5,739,787 shares held by Redpoint Ventures II, L.P., or RV II, 159,802 shares held by Redpoint Associates II, LLC, or RA II, 29,025 shares held by Redpoint Technology Partners A-I, L.P., or RTP A-I, and 181,560 shares held by Redpoint Technology Partners Q-I, L.P., or RTP Q-I. Redpoint Ventures II, LLC, or RV II LLC, serves as the sole general partner of RV II and may be deemed to own beneficially the shares held by RV II. The managers of RV II LLC each serves as a manager of RA II, and may be deemed to own beneficially the shares held by RA II. Redpoint Ventures I, LLC serves as the sole general partner of RTP A-I and RTP Q-I and may be deemed to own beneficially the shares held by RTP A-I and RTP Q-I. RV II LLC and RV I LLC hold no shares of our common stock directly. Mr. Jeffery Brody, Mr. Thomas Dyal, Mr. Timothy Haley, Mr. G. Bradford Jones, Mr. John Walecka, a member of our board, and Mr. Geoffrey Yang are the managing members of RV I LLC, RV II LLC and RA II and have shared voting and investment power over the shares held by RV II, RA II, RTP A-I and RTP Q-I. Messrs. Brody, Dyal, Haley, Jones, Walecka and Yang disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests therein.

(6)	These shares include the shares referred to in footnote (4). Mr. Baruch disclaims beneficial ownership of these shares.

(7)	Of these shares, 1,144,788 shares, 160,000 shares and 160,000 shares are held by the Patrick C. Henry and Wendy A. Henry Family Trust, the Patrick C. Henry 2007 Annuity Trust and the Wendy A. Henry 2007 Annuity Trust, respectively, of which Mr. Henry and his wife, Wendy Henry, are co-trustees. See also footnote (2).

(8)	Of these shares, 20,000 shares are held by Umesh Vishnu Padval & Madhavi Kharar Padval TTEES O/T Padval Living Trust DTD 11/20/95.

(9)	Mr. Walecka has notified us that he will not stand for re-election to our board. If Mr. Walecka’s shareholding was excluded, our directors and named executive officers as a group would beneficially own 11,050,545 shares of our common stock, or 15.1 percent of our outstanding common stock as of February 28, 2010.

(10)	These shares include the shares referred to in footnote (5). Mr. Walecka disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC and NASDAQ initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Our directors, executive officers and those holders of more than 10 percent of our equity securities, if any, are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based on our review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that in 2009, all of our directors and executive officers who are subject to Section 16(a) of the Exchange Act met all applicable filing requirements, except for a late filing by Mr. Henry, our president and chief executive officer, reporting a gift of 25,000 shares of our common stock on Form 5, and a late filing by Mr. Vinay Gokhale, our senior vice president, marketing and business development, reporting an option award of 300,000 shares of our common stock on Form 4. These forms were filed late due to administrative errors.

REVIEW OF RELATED PERSON TRANSACTIONS

Our board adopted a written Related-Person Transactions Policy, which is administered by our audit committee, that sets forth our policies and procedures regarding the identification, review, consideration and oversight of any transaction or series of transactions involving more than $120,000 and in which we and one or more related persons are participating. We refer to these transactions as “related person transactions.” For purposes of our policy only, a “related person” is any executive officer, director or beneficial owner of more than five percent of our capital stock, including their immediate family members and their affiliates.

Under the policy, our audit committee must approve each related person transaction before it is consummated. In the event that it is inappropriate for the audit committee to review a related person transaction for reasons of conflict of interest or otherwise, an independent body of our board will review and provide oversight over the approval of the transaction. Each of our directors and executive officers are required to identify, and we are required to request each significant stockholder to identify, to the audit committee any related person transaction involving such director, executive officer or stockholder or any of their immediate family members or affiliates.

Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve a related person transaction and will approve only those transactions that are in our best interests and the best interests of our stockholders. If we become aware of an existing related person transaction that has not been approved under our Related-Person Transactions Policy, the matter will be referred to the audit committee and the audit committee will evaluate all options available to it, including ratification, revision or termination of the transaction.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2009, we have not entered into any related person transactions involving more than $120,000 other than transactions involving equity and other compensation, termination, change of control and other arrangements for our directors and executive officers that are described under 2009 Compensation of

18	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Non-Employee Directors, in the case of our non-employee directors, and under Executive Compensation, in the case of our executive officers.

INDEMNIFICATION

We indemnify our directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our amended and restated bylaws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

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Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	19

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Classified Board

Our board is divided into three classes, with each class having a three-year term. The terms of the three classes expire as follows:

•	Class I: expires at the 2011 Annual Meeting of Stockholders;

•	Class II: expires at the 2012 Annual Meeting of Stockholders; and

•	Class III: expires at the 2010 Annual Meeting of Stockholders.

The board tries to ensure that each class consists, as nearly as possible, of one-third of the total number of directors. The authorized size of our board is seven, and, as of the date of this proxy statement, our board has seven members, comprising three Class I directors, two Class II directors and two Class III directors.

Vacancies on our board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until that director’s successor is elected and qualified.

As of the date of this proxy statement, there are currently two directors in Class III, the class whose term of office expires in 2010. The current Class III directors are Messrs. Keith Bechard and John Walecka. Mr. Walecka has informed us that he does not intend to seek re-election for another term and will step down from his seat on the board, with his resignation to become effective on May 19, 2010, one day prior to our 2010 Annual Meeting. In connection with Mr. Walecka’s decision to step down from the board, our board of directors has authorized the size of our board to be reduced to six as of Mr. Walecka’s resignation on May 19, 2010. As a result, going into the 2010 Annual Meeting on

May 20, 2010, our board will be comprised of six members, one of whom will be a Class III director, and there will be no vacancies on our board.

The sole nominee for the board’s one Class III director is Mr. Keith Bechard. Mr. Bechard was appointed by the board in June 2009 to fill a vacancy on the board that was created upon Dr. Rouzbeh Yassini’s resignation from the board in January 2009. Mr. Bechard was recommended to the board by certain non-management members of our board. If elected at the 2010 Annual Meeting, Mr. Bechard would serve until the 2013 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, as the election of directors at our 2010 Annual Meeting is uncontested, Mr. Bechard will be elected to our board so long as he receives at least one “For” vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Mr. Bechard. If Mr. Bechard becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee. Mr. Bechard has agreed to serve if elected. Our management has no reason to believe that Mr. Bechard will be unable to serve.

The principal occupation of, and certain other information about, our existing Class III directors, including our sole nominee for the board’s single Class III director seat, and our Classes I and II directors are set forth on the following pages.

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Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a stockholder of record) for the election of Mr. Bechard as Class III director, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR

the election of Mr. Keith Bechard as director.

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Nominee for Class III Director For a Three-Year Term Expiring at the 2013 Annual Meeting

Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Keith Bechard	58

Mr. Bechard has served as a member of our board since June 2009. Since March 2002, Mr. Bechard has been the owner of Pear Lake Consulting, LLC, a consulting company, through which Mr. Bechard currently serves a consultant to Time Warner Cable, Inc., and previously served as executive advisor to each of Canoe Ventures LLC and NGNA, LLC d/b/a Polycipher, both of which are cable industry joint ventures in which Comcast Corporation, Time Warner Cable and Cox Communications, Inc. are members. Before forming his own consulting company, from July 2000 to March 2002, Mr. Bechard was vice president, video product engineering with AT&T Inc.’s broadband division, where he was responsible for deploying advanced digital set tops and launching systems to provide interactive television services. Mr. Bechard holds a B.S. in electrical engineering and computer science from the University of Colorado.

Key Attributes, Experience and Skills

Mr. Bechard brings extensive technical expertise in interactive television services, high definition television and service provider deployments to our board. Additionally, in his current role as a consultant to Time Warner Cable and his prior roles as consultant to the U.S. cable television industry through Canoe Ventures and Polycipher, and vice president of video product engineering for AT&T Inc.’s broadband division, he has acquired significant experience and contacts in the primary markets and with the largest end-user customers that we serve.

22	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Current Class III Directors Term Expiring at the 2010 Annual Meeting

In addition to Mr. Bechard, Mr. John Walecka also currently serves as a Class III director. Mr. Walecka’s current term as a Class III director is scheduled to expire at the 2010 Annual Meeting. Mr. Walecka has informed us that he will not seek re-election for a new term and has tendered his resignation as a board member effective as of May 19, 2010, one day prior to our 2010 Annual Meeting.

Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
John Walecka	50

Mr. Walecka has served as a member of our board since 2001. Mr. Walecka is a founding partner and a general partner at Redpoint Ventures, a venture capital firm. Prior to founding Redpoint, Mr. Walecka was a general partner with Brentwood Venture Capital, a firm he joined in 1984. Mr. Walecka’s investment interests currently focus on software infrastructure and security products in the enterprise as well as enabling products for the cable, consumer and broadband markets. Mr. Walecka served as director of the Western Association of Venture Capitalists (WAVC) and is currently a director of the Stanford Business School Venture Capital Trust and an advisor to the Stanford Engineering School. Prior to joining Brentwood, Mr. Walecka worked at Hewlett-Packard Company, a public company, and the Stanford University Smart Product Design Laboratory. Mr. Walecka currently serves on the board of director of Fortinet, Inc., a provider of network security appliances. Mr. Walecka holds a B.S. and an M.S. in engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Key Attributes, Experience and Skills

Mr. Walecka is one of our longest serving board members. On behalf of Redpoint Ventures, which is our second largest stockholder and beneficially owns more than eight percent of our outstanding common stock, Mr. Walecka invested in each of our pre-initial public offering rounds of equity financing. Consequently, Mr. Walecka is very familiar with the Company and its technologies, products and markets. In addition, Mr. Walecka has experience working in technology companies and an educational background that includes advanced engineering and business degrees from Stanford. Through his work as an experienced venture capitalist and his service on the boards of Fortinet and companies in which Redpoint Ventures invests, Mr. Walecka brings leadership, oversight and finance experience to our board.

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Class I Directors Continuing in Office until the 2011 Annual Meeting

Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Thomas Baruch	71

Mr. Baruch has served as a member of our board since 2001. Mr. Baruch is the founder and managing director of CMEA Ventures, a venture capital firm that was established in 1989 as an affiliated fund of New Enterprise Associates. Mr. Baruch is currently on the board of several private companies, including Codexis, Inc., Intermolecular, Inc., CNano Technology Limited and Wildcat Discovery Technologies, Inc., where he serves as chairman of the board. Before starting CMEA Ventures, Mr. Baruch was a founder and chief executive officer of Microwave Technology, Inc., a semiconductor manufacturer. Prior to Microwave Technology, Mr. Baruch managed a dedicated venture fund at Exxon Corporation, and was president of the Exxon Materials Division. Earlier in his career, Mr. Baruch worked as a patent attorney. He is a registered patent attorney and is also a member of the board of trustees of Rensselaer Polytechnic Institute, the board of trustees of the Berkeley Institute for Synthetic Biology and the board of trustees of That Man May See Foundation. Mr. Baruch holds a B.S. in engineering from Rensselaer Polytechnic Institute and a J.D. from Capital University.

Key Attributes, Experience and Skills

Mr. Baruch is one of our longest serving board members. On behalf of CMEA Ventures, which is our largest stockholder and beneficially owns more than 10 percent of our outstanding common stock, Mr. Baruch has invested in each of our pre-initial public offering rounds of equity financing. Consequently, Mr. Baruch is very familiar with the Company and its technologies, products and markets. In addition to these qualifications, Mr. Baruch has a technical background, and he has management experience leading a technology company. He holds an engineering degree, is a registered patent attorney and was founder and chief executive officer of a semiconductor company, Microwave Technology. Through his work as an experienced venture capitalist and his service on the boards of companies in which CMEA Ventures invests, Mr. Baruch brings leadership, oversight and finance experience to our board.

24	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Class I Directors Continuing in Office until the 2011 Annual Meeting
Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Patrick Henry	47

Mr. Henry has been our chief executive officer and member of our board of directors since September 2003 and president since February 2008. Mr. Henry also served as chairman of our board of directors from July 2007 to January 2009 and as our president from September 2003 to July 2007. From February 2003 to September 2003, Mr. Henry was president and chief executive officer of Pictos Technologies Inc., a developer of digital imaging products which was acquired by ESS Technology. Prior to 2003, Mr. Henry served as chief executive officer of Lincom Wireless, Inc., a chip manufacturing company focused on 802.11 wireless LAN products, vice president and general manager at LSI Logic Corporation, a provider of silicon, systems and software technologies, and senior vice president at C-Cube Microsystems Inc., a developer of digital video integrated circuits. Mr. Henry holds a B.S. in engineering science and mechanics from the Georgia Institute of Technology and an M.B.A. from the University of Southern California.

Key Attributes, Experience and Skills

Mr. Henry brings leadership, extensive business and operating experience, and tremendous knowledge of our Company and the semiconductor industry, to our board. Mr. Henry has been our chief executive officer and a member of our board since 2003. He has led the Company through its dynamic transition from a start-up through the successful commercialization of its technologies, its initial public offering and several acquisitions. Prior to joining the Company, Mr. Henry served as chief executive officer in senior management roles at companies in the electronics or semiconductor industries, including Pictos Technologies, Lincom Wireless, LSI Logic and C-Cube Microsystems. In addition, Mr. Henry brings broad strategic vision for our Company to the board. Mr. Henry’s service on our board creates a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on our business.

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	25

Class I Directors Continuing in Office until the 2011 Annual Meeting

Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Amir Mashkoori	48

Mr. Mashkoori has served as a member of our board since 2004. Mr. Mashkoori is currently the chief executive officer of Kovio, Inc., a printed electronics company. Prior to joining Kovio in 2006, he was the executive vice president of the wireless solutions division of Spansion Inc., a manufacturer of flash memory semiconductors. Mr. Mashkoori began his professional career at Advanced Micro Devices, Inc., or AMD, in 1978, serving in various senior level operational roles for a period of 17 years. Additionally, Mr. Mashkoori held the position of vice president of operations and later senior vice president of operations and business development at Trident Microsystems, Inc., a graphics-chip manufacturer, between 1996 and 1998. Mr. Mashkoori rejoined AMD in 1999 and held various executive positions including vice president of operations, vice president of the embedded business unit and vice president of the wireless business unit. Mr. Mashkoori holds a B.S. in business finance and an M.B.A. from San Jose State University.

Key Attributes, Experience and Skills

Mr. Mashkoori’s past experience holding senior management positions at leading semiconductor companies, including Spansion, Trident Microsystems and AMD. As a result of this, he brings strong operations and management experience in the semiconductor industry to our board. Additionally, as the current chief executive officer of Kovio, Mr. Mashkoori brings to the board valuable current business, leadership and management insights into various aspects of our business.

26	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Class II Directors Continuing in Office until the 2012 Annual Meeting

Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Kenneth Merchant	63

Dr. Merchant has served as a member of our board since April 2007. Since 1997, Dr. Merchant has held the Deloitte & Touche LLP Chair of Accountancy at the University of Southern California, or USC. Dr. Merchant has also served as senior associate dean—corporate programs in USC’s Marshall School of Business and as dean of USC’s Leventhal School of Accounting. Dr. Merchant is also a part-time research professor at the University of Maastricht, The Netherlands. Before joining USC, Dr. Merchant taught at Harvard University and the University of California, Berkeley. Dr. Merchant started his professional career at Texas Instruments, Inc. and Ernst & Young LLP. He was a director of Universal Guardian Holdings, Inc., a public company, from 2006 to 2008 and Diagnostic Products Corporation, a public company that is now a part of a part of Siemens Medical Solutions, from 2003 to 2006, and also served on the board of directors of WL Homes LLC, a private company. Dr. Merchant holds a B.A. in industrial economics from Union College, an M.B.A. in operations research and production from Columbia University and a Ph.D. in accounting from the University of California, Berkeley.

Key Attributes, Experience and Skills

Dr. Merchant joined our board in 2007 when we were considering an initial public offering of our stock and we sought to add someone with a strong accounting and finance background. Dr. Merchant’s academic research interests include subjects relevant to his service on our board, including corporate governance, risk management and executive compensation. In addition to his financial experience gained through his formal education, his prior auditing experience with Ernst & Young and his current and past academic positions at USC, Dr. Merchant has prior experience as a member of the boards of other public companies. Dr. Merchant brings to the board valuable financial and risk management expertise and serves as our designated financial expert on our audit committee.

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Class II Directors Continuing in Office until the 2012 Annual Meeting

Name and Age as of the May 20, 2010 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Umesh Padval	52

Mr. Padval has served as a member of our board since December 2004 and has been our independent chairman since January 2009. Mr. Padval currently serves as a partner at Bessemer Venture Partners, a venture capital firm. Prior to joining Bessemer in September 2007, Mr. Padval served as executive vice president, consumer products at LSI Corporation, a storage technology, networking and consumer electronics company. Prior to his promotion to executive vice president, consumer products, Mr. Padval was senior vice president and general manager for LSI’s broadband entertainment division, a position he held from 2001 until his promotion. Mr. Padval served as chief executive officer of C-Cube Microsystems, from 2000 until its acquisition by LSI in 2001, its president from 1998 to 2000, and a member of its board of directors from 1998 to 2001. Previously, Mr. Padval was senior vice president and general manager of the consumer digital entertainment division at VLSI Technology, Inc., an integrated circuits company that was acquired by Koninklijke Philips Electronics N.V. Mr. Padval also served as senior vice president and general manager for VLSI’s computing division. Before joining VLSI in 1987, Mr. Padval held marketing and engineering positions at AMD. Mr. Padval currently serves on the boards of directors of the public companies, Monolithic Power Systems, Inc. and Integrated Device Technology, Inc., and on the boards of directors of several private companies. Mr. Padval holds a B.S. in technology from the Indian Institute of Technology, Bombay and an M.S. in engineering from Stanford University.

Key Attributes, Experience and Skills

Mr. Padval has served on our board for more than five years, and last year he assumed the role of chairman of the board. Having served in senior management positions at leading electronics and semiconductor companies such as LSI, C-Cube Microsystems and VLSI, and through his current service on the boards of two publicly traded companies, Mr. Padval brings strong operations, management and boardroom experience to our board.

28	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed that management submit the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. Ernst & Young has audited our financial statements since 2001.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Although ratification is not required by our amended and restated bylaws or otherwise, the board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event our stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain Ernst & Young LLP or to select a different firm to serve as our independent registered public accounting firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Your board of directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Audit and Non-Audit Fees

The following table presents the aggregate fees for professional services billed by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2008 and 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of the fees set forth in the following table were pre-approved by our audit committee.

	Year Ended December 31,
	2009	2008

Audit fees:(1)	$707,001	$617,312
Audit-related fees:	—	—
Tax fees:(2)	5,000	752,339
All other fees:(3)	—	—
Total	$712,001	$1,369,651

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting.

(2)	Tax fees were for services related to tax compliance, tax advice and planning (domestic and international). Tax fees for 2008 include fees for services related to acquisitions.

(3)	Ernst & Young LLP did not provide any “other services” during these periods.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

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Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on the Company’s financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2.	Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3.	Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4.	All other services are those services not captured in the audit, audit-related or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is comparable with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee

The Audit Committee assists the board in fulfilling its oversight responsibility over the Company’s financial reporting process. It is not the duty of the Committee to plan or conduct audits or to prepare the Company’s financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, the Company’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to the Company’s stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs.

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Unless the Committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the Committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the Company’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s audited 2009 consolidated financial statements (including the quality of the Company’s accounting principles). Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2009 consolidated financial statements to the Company’s stockholders. The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee

Dr. Kenneth Merchant (Chair)

Mr. Keith Bechard

Mr. Amir Mashkoori

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Audit Committee by reference therein.

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Executive Compensation

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2010 proxy statement. Based on its review and discussions, the Compensation Committee recommends to the board of directors that the Compensation Discussion and Analysis be included in Entropic’s proxy statement for 2010 and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Compensation Committee

Mr. Umesh Padval (Chair)

Mr. Thomas Baruch

Mr. John Walecka

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Compensation Committee by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Entropic’s executive compensation program for 2009 and program changes for 2010. We use this program to motivate and reward those whom our board has selected to lead our business.

This section of the proxy statement explains how the compensation committee made its compensation decisions for the following named executive officers for 2009: our president and chief executive officer,

Mr. Patrick Henry; our chief financial officer, Mr. David Lyle; and our three other most highly compensated executive officers, Dr. Tom Lookabaugh, our chief technology officer; Mr. Bill Bradford, our senior vice president worldwide sales; and Mr. Vinay Gokhale, our senior vice president, marketing and business development. The compensation for these individuals is listed in the Executive Compensation Tables section of this proxy statement.

32	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Philosophy and Goals of Our Executive Compensation Program

Our compensation philosophy is set by our compensation committee and approved by the board. We seek to develop compensation packages for our employees that will allow us to attract, retain and motivate talented employees at all levels within the organization to enhance further long-term stockholder value. The primary objectives of our executive compensation program are: establishing compensation for our executive officers that is externally competitive, aligning compensation with our short-term and long-term performance, building stockholder value by providing incentives based on achievement of corporate goals and providing differentiated compensation based on individual performance. In order to implement those objectives, we provide a total compensation package to our executive officers through a mix of salary, bonus and long-term equity-based compensation that is designed to be competitive with comparable companies within the semiconductor and other high technology industries.

The details of our executive compensation program and how the compensation committee reached its compensation decisions for our named executive officers are discussed in detail in the remainder of this Compensation Discussion and Analysis section of this proxy statement.

How We Make Compensation Decisions

Processes and Procedures

The compensation committee typically meets during the fourth quarter of the year to begin the planning process for the next year’s compensation programs, and it meets in the first quarter of each year to conduct its annual evaluation of executive officer compensation, determine bonus and equity awards with respect to the prior year’s performance, and establish new performance objectives and related bonus structures for the current year. The compensation committee meets at other times during the year as necessary to administer our equity incentive plans and address other compensation-related matters, including matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modification to that strategy, and new trends, plans or approaches to compensation.

The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with one or more of the following individuals: the president and chief executive officer, the vice president of human resources, the general counsel and, if applicable, an independent compensation consultant engaged by the committee. The compensation committee meets regularly in executive session. However, from time to time, the compensation committee may invite various members of our management team and other employees, as well as outside advisors or consultants, to make presentations, provide financial or other background information or advice, or otherwise participate in committee meetings. Our president and chief executive officer may not participate in or be present during any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist it in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	33

establishment of performance objectives for the current year. For executives other than the president and chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the president and chief executive officer or the vice president of human resources. In the case of the president and chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation, including any equity awards to be granted. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, models that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the committee’s compensation consultant, if any, including analyses of executive compensation paid at other companies identified by the consultant.

As permitted in its charter, the compensation committee has formed and delegated its authority to grant equity awards to non-officer employees to a non-executive stock option subcommittee. This subcommittee is currently composed of two members, one of whom is our president and chief executive officer. The other subcommittee member may be any one of our general counsel, chief financial officer or the vice president of human resources. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-officer employees, particularly new employees, within specified limits approved by the compensation committee. The subcommittee must follow the Company’s existing equity award guidelines when granting options to new hires and may not grant promotional or discretionary option awards to acquire more than an aggregate of 17,500 shares in any 12-month period to any existing non-executive employee. As part of its oversight function, the compensation committee reviews, on a quarterly basis, the list of grants made by the subcommittee.

Role of the Compensation Consultant

The compensation committee retained the services of the independent executive consulting firm Radford Consulting Services, or Radford, in December 2008, and December 2009, to assist it in setting the Company’s 2009 and 2010 executive compensation strategies, respectively. Radford reported directly to the compensation committee. Other than the services performed for the compensation committee, Radford did not provide additional consulting services to the Company, although we do subscribe to Radford’s published compensation surveys which are widely used in our industry and are used by our human resources department to help benchmark salaries paid throughout our organization.

The compensation committee requested Radford to:

•	evaluate the efficacy of our existing executive compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	assist in refining our executive compensation strategy and in developing and implementing executive compensation programs to execute that strategy;

•	provide market data for compensation arrangements of executives at similar companies in order to benchmark the reasonableness of the Company’s compensation; and

•	make recommendations for compensation to be paid to the Company’s executives based on guidelines and other input provided by the compensation committee.

As part of its engagement, the compensation committee requested Radford to develop a comparative group of companies and perform analyses of compensation levels for that group. At the request of the compensation committee,

34	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Radford also conducted individual interviews with members of the committee, the president and chief executive officer, the vice president of human resources and other members of senior management, as they deemed appropriate, to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete.

Radford ultimately developed recommendations for our executive compensation that were presented to the compensation committee for its consideration. The compensation committee engaged in an active dialogue with Radford before finally approving the compensation for our executive officers for 2009 and 2010 as described in detail below.

Benchmarking of Executive Compensation

In 2009, Radford benchmarked our executive compensation using a combination of peer group proxy statement analysis and Radford’s own executive compensation surveys. Radford, with input from the compensation committee, also developed its peer group analysis by identifying publicly-traded semiconductor companies with revenues between approximately $100 million and $400 million. The resulting peer group of nineteen companies is set forth below and includes primarily semiconductor companies that are similar to us in business strategy or represent business or talent market competitors:

2009 Industry Peer Group
Actel ANADIGICS Applied Micro Circuits Atheros Communications Cavium Networks Echelon Corporation Hittite Microwave Intellon Mindspeed Technologies Monolithic Power Systems	Netlogic Microsystems Opnext PMC-Sierra Power Integrations Sigma Designs Silicon Image Silicon Laboratories SIRF Tech. Holdings Trident Microsystems

In 2010, Radford benchmarked our executive compensation using a combination of peer group analysis and Radford’s own executive compensation surveys. Radford, with input from the compensation committee, developed its 2010 peer group analysis by again identifying publicly-traded semiconductor or related technology companies with revenues between approximately $100 million and $400 million. In addition to industry group and revenue size, Radford generally sought to focus on companies with market capitalizations of less than $500 million and between 150 and 600 total employees as potential industry peers. The resulting peer group of twenty-one companies is set forth below and includes primarily semiconductor companies that are similar to us in business strategy or represent business or talent market competitors:

2010 Industry Peer Group
Actel ANADIGICS Applied Micro Circuits Cavium Networks Echelon Corporation Exar Corporation Hittite Microwave Ikanos Communications Integrated Silicon Solutions IXYS Corporation Lattice Semiconductor	Micrel Mindspeed Technologies Monolithic Power Systems Netlogic Microsystems Opnext Power Integrations Sigma Designs Silicon Image Standard Microsystems Volterra Semiconductor

Sixty-two percent (13 out of 21) of the companies identified in the 2010 peer group were also part of the 2009 peer group identified by Radford, providing substantial overlap and continuity for comparison purposes. Two of the companies that were part of the 2009 peer group dropped out of the 2010 industry peer group because they were acquired. Four of the companies that were part of the 2009 peer group dropped out of the 2010 industry peer group because they were deemed by Radford and the compensation committee to be less comparable to us (based on revenue size, total employees or market capitalization) in 2010 than the eight new companies identified by Radford and recommended for inclusion in the 2010 industry peer group.

In addition to proxy data from the peer group companies, the compensation committee used information provided by Radford from its own industry surveys and proprietary databases to benchmark compensation for each of our executive officer positions. In 2009, Radford used survey data from the Radford High-Technology Executive Compensation Survey,

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giving the peer group proxy data and survey data approximately equal weighting to develop percentile rankings for each element of 2009 compensation. For benchmarking 2010 compensation, Radford collected market compensation data from the Radford High Technology Executive Total Direct Compensation Survey, which is comparable to the Radford survey used in 2009. This compensation survey data was averaged with data from the most recent proxy statements of companies in the 2010 industry peer group (giving survey data and proxy statement data, if available, approximately equal weight) to develop market data at the 25th, 50th and 75th percentiles, reflecting a range of competitive pay.

When considering the competitiveness of executive officer compensation levels, the compensation committee reviewed the compensation of each executive officer against the available market data for that executive officer from these benchmarking sources. The compensation committee did not use a formula to set pay in relation to this market data; rather it applied its own subjective discretion to determine compensation for each executive officer relative to such data.

Elements of Total Compensation

To accomplish our executive compensation program objectives, we provide our executive officers with compensation packages that generally consist of the following components: base salary, cash bonus and long-term equity incentives. Our executive officers are also entitled to potential payments upon specified termination or change of control events. Additionally, our executive officers receive other benefits that are generally available to our employees.

Base Salary

Base salaries are used to attract and retain employees by providing compensation that is not considered “at risk” as compared to other performance-based and long-term incentives. The initial base salary for each executive officer is established at the time of hire taking into consideration the executive officer’s scope of responsibilities, qualifications, experience, competitive salary information and internal equity. Base salary adjustments for ensuing years are determined based on an assessment of the executive’s job responsibilities, performance against job responsibilities, overall Company performance, competitive salary information and overall economic conditions. These factors are subjectively assessed by our compensation committee, and no methodology is used to systematically score or weight such factors in determining or adjusting base salaries. The compensation committee reviews base salaries during the first quarter of each fiscal year, and therefore any change in base salary reflects the prior year’s business and individual performance achievements. For purposes of setting base salary levels, the compensation committee considers both an executive officer’s exhibited value to the organization and its business, as well as his or her anticipated contributions to our future short-term and long-term success.

2009 Base Salaries. In February 2009, our compensation committee met to consider the base salaries of our executive officers for 2009. The compensation committee had indicated in 2008 that it intended to raise base salaries for the Company’s executive officers over a three year period, beginning in 2008, so that base salaries would be at approximately the 50th percentile relative to the market in 2010. However, given the uncertain macroeconomic environment that existed in early 2009, in an effort to conserve our cash resources and in consideration of an elimination of annual salary adjustments for non-executive employees, the compensation committee decided not to increase base salaries for our executive officers in 2009 until our business and revenue visibility improved. Consequently, executive officer base salaries were held unchanged at their 2008 levels. According to the base salary benchmarking data provided by Radford in 2009, the 2009 base salaries for each of our named executive officers who were employed with the Company on January 1, 2009 were below the 25th percentile compared to the base salaries of executives in the 2009 peer group. New executives who were hired in 2009 were

36	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

offered market competitive base salaries at approximately the 50th percentile relative to the market, which was necessary to induce such individuals to join the Company. This created internal pay inequities that the compensation committee expected to address when business conditions improved.

2010 Base Salaries. As our business and revenue visibility improved in 2009, the compensation committee met in September 2009 to review, among other things, executive officer base salaries and target total cash compensation levels. At this meeting, the committee confirmed its support for increasing cash compensation levels for its executive officers to approximate the 50th percentile relative to the market; however, the committee decided to delay implementing any increases to base salaries until 2010.

In January 2010, Radford provided the committee with its analysis regarding market cash compensation and recommendations for changes to base salaries for the Company’s executive officers in order to bring them up to approximately the 50th percentile relative to the market. In March 2010, the committee approved increases in base salaries for its executive officers. The 2010 base salaries for our named executive officers are as follows:

Named Executive Officer	Title	Base Salary
P. Henry	President and Chief Executive Officer	$400,000
D. Lyle	Chief Financial Officer	$285,000
T. Lookabaugh	Chief Technology Officer	$225,000
B. Bradford	Senior Vice President, Worldwide Sales	$250,000
V. Gokhale	Senior Vice President, Marketing & Business Development	$255,000

The new base salaries became effective on March 26, 2010. As a result of these increases, according to data provided by Radford, the base salaries for our president and chief executive officer, and for our executive officers (including our named executive officers) as a group, are currently approximately equal to the 50th percentile compared with the market.

Performance-Based Cash Bonuses

Cash bonuses are tied to annual corporate and individual performance and are considered an “at risk” element of overall compensation. Annual bonuses are intended to reward executive officers who have a positive impact on corporate results, and, as such, they provide an incentive to achieve overall company goals and specific individual goals, thereby enhancing stockholder value. Corporate and individual goals for our cash bonus plans are collectively designed to be challenging but attainable, and therefore reflect a pay-for-performance philosophy of compensation with a risk of achievement. Bonuses are not paid until after the end of the performance measurement period. Consequently, the Company makes no provision for recovery of payments after they are made, and the Company has no policy with respect to claw-backs or other mechanisms that would require an executive to return any portion of any base salary, cash bonus or long-term incentive compensation that had already been paid or which is vested.

2009 Executive Bonus Plan. In March 2009, the compensation committee adopted a 2009 management bonus plan. Under the 2009 management bonus plan, no bonuses were payable unless the Company achieved revenues above $110 million for the full year in 2009 and non-GAAP operating income greater than break-even for the fourth quarter of 2009. Assuming such minimum thresholds were met, the potential bonus payment any executive officer could receive was measured as a percentage of the executive officer’s base salary. Under the 2009 management bonus plan, 70 percent of each officer’s target bonus payout was tied to the Company meeting or exceeding 2009 revenue thresholds, and 30

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percent of the target bonus payout was tied to meeting strategic milestones established when the bonus plan was adopted.

With respect to the 2009 revenue thresholds, each named executive officer would receive 28 percent of his target bonus payout if the Company achieved 2009 revenues of $110 million, 35 percent if the Company achieved revenues of $115 million, 56 percent if the Company achieved revenues of $130 million and 77 percent if the Company achieved revenues of $145 million. Percentage payouts for revenues between these thresholds would be determined by linear interpolation. The Company’s actual revenues for 2009 were $116 million, which accordingly resulted in a 36.8 percent payout of the target bonus amount.

With respect to the 30 percent of target bonus payout that was tied to meeting specific milestones, the compensation committee identified six strategic goals and assigned an equal weight to each goal. That is, each strategic goal that was met would result in a bonus plan payout equal to five percent of each executive’s target bonus amount. These strategic goals are not intended to be publicly disclosed out of concern that such disclosure will result in competitive harm to the Company. In January 2010, the compensation committee determined that four of the six milestone goals were achieved during 2009. This resulted in a 20 percent payout of the target bonus amount, which, together with the 36.8 percent payout associated with the revenue target, resulted in an aggregate 56.8 percent payout of target bonus amount.

The 2009 management bonus plan also included an individual performance multiplier to differentiate compensation for individual contributors. Each executive officer was given a performance rating by our president and chief executive officer (in the case of our president and chief executive officer, the performance rating was assigned by the compensation committee). The assigned performance rating was based on a subjective assessment of such executive officer’s individual performance for the year, including the degree to which he met his individual goals for the year. A performance multiplier of 1.0 was intended to indicate that the officer met expectations with regard to his performance. The degree to which the performance multiplier exceeded 1.0 (up to the maximum of 1.2), was intended to indicate the degree to which the officer exceeded expectations with regard to his performance, taking into account his position, responsibilities and available resources. The individual performance multiplier assigned to each of our named executive officers was 1.2 in the case of Messrs. Henry and Lyle, 1.1 for Mr. Gokhale, and 1.0 for each of Dr. Lookabaugh and Mr. Bradford. In the case of each of Dr. Lookabaugh and Mr. Bradford, the assigned performance rating was due, in part, to his short tenure with the Company and a corresponding shorter time period in which to meet or exceed expectations with regard to individual performance. The committee accepted these performance multipliers (and, in the case of our president and chief executive officer, it assigned the multiplier) based on a summary of each officer’s individual efforts and accomplishments during 2009 provided by our vice president of human resources.

Actual payouts under the 2009 management bonus plan are calculated by multiplying each executive’s base salary by his or her target bonus percentage (to yield a “target bonus”), which is then multiplied by 56.8 percent (the actual payout of the target bonus for achieving some, but not all, of the performance goals as described above), and that product is finally multiplied by the executive’s individual performance multiplier. The payouts under the 2009 management bonus plan to our named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column in the 2009 Summary Compensation Table.

2009 Discretionary Bonus Pool. On January 26, 2010, the committee created a $225,000 discretionary bonus pool for management-level and other employees. Including executive officers, a total of 43 management-level employees were eligible for cash awards from this pool. The purpose of this pool was to provide an additional program to recognize individual performance by key employees for

38	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

their contributions to our success in 2009. No specific criteria were established for such awards. Awards to company officers were made at the discretion of the compensation committee after reviewing recommendations from our president and chief executive officer and vice president of human resources. Discretionary authority for making individual awards to non-officer employees was delegated to our president and chief executive officer. Of the $225,000 discretionary bonus pool, approximately $132,000 or 58.5 percent was awarded to officers of the Company, including the named executive officers, and approximately $93,000 or 41.5 percent was awarded to employees who were not officers of the Company. The specific bonuses awarded to our named executive officers from the 2010 discretionary bonus pool are set forth in the “Bonus” column in the 2009 Summary Compensation Table. The discretionary bonuses paid to our named executive officers from this pool were relatively modest, ranging from nothing to approximately five percent of a named executive officer’s 2009 total cash compensation.

2010 Management Bonuses. In March 2010, the compensation committee adopted a new management bonus plan to award officers of the Company for their performance on an annual basis. Under the new bonus plan, any performance criteria for payouts of bonuses and the corresponding bonus amounts for any calendar year will be established by the compensation committee on an annual basis. The plan may be suspended or terminated by the compensation committee at any time.

The performance criteria for payouts of 2010 bonuses under the new plan relate solely to two financial metrics: (i) our 2010 revenues and (ii) our 2010 non-GAAP operating income. Unlike the terms of our 2009 management bonus plan, strategic goals are not included in the performance targets in an attempt to provide greater transparency and more objectivity to the payout criteria. Management and our board of directors use non-GAAP operating income as a financial measure to manage the Company’s business, including setting operating budgets and benchmarking performance internally. Non-GAAP operating income excludes the effects of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges.

No bonus will be paid out under the plan to reward 2010 performance unless the Company achieves a specified minimum revenue threshold or a specified minimum non-GAAP operating income threshold in 2010. Assuming such minimum thresholds are met, the potential bonus payment any executive officer may receive will be measured as a percentage of the executive officer’s base salary. The actual bonus payouts for executive officers are established by us meeting pre-established revenue and operating income goals. The extent to which we meet these goals will determine the percentage of target bonus payout that an executive officer will receive.

The 2010 bonuses are weighted 75 percent to achievement of revenue goals and 25 percent to achievement of non-GAAP operating income goals. The revenue levels and operating income levels necessary to achieve a 2010 bonus payout under the plan are designed to be challenging but achievable, and target payouts are scaled such that, with respect to revenue goals, bonuses will be paid at only 75 percent of target when the revenue threshold is met and, with respect to operating income goals, bonuses will be paid at only 50 percent of target when the operating income threshold is met. For each of these sets of goals, bonuses of up to 200 percent of target will be paid if the Company achieves revenue or operating income levels that the committee believes will be extremely difficult to achieve. As an indication of the potential level of difficulty of achieving the 2010 performance goals, it may be instructive to note that there were no payouts under the Company’s 2008 management bonus plan and the 2009 management bonus plan only paid out at 56.8 percent of target, notwithstanding significant improvement in the Company’s financial results and other business successes during 2009.

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The weightings (75 percent for revenue goals and 25 percent for operating income goals) together with the target payouts (between zero percent and 200 percent depending on the level of revenues and operating income actually achieved) are applied to each individual executive officer’s target bonus percentage to determine the bonus payout for such executive officer. The target bonus percentages for our named executive officers are as follows:

Named Executive Officer	Title	Target Bonus Percentage
P. Henry	President and Chief Executive Officer	95%
D. Lyle	Chief Financial Officer	50%
T. Lookabaugh	Chief Technology Officer	40%
B. Bradford	Senior Vice President, Worldwide Sales	60%
V. Gokhale	Senior Vice President, Marketing and Business Development	45%

In setting these target bonus percentages, the compensation committee relied on target total cash compensation market data benchmarked by Radford. Target total cash compensation is base salary plus target cash bonus (assuming payout of the bonus at 100 percent of the target amount). Consistent with the goal of providing cash compensation at approximately the 50th percentile relative to the market, the compensation committee set target bonus percentages such that the total cash compensation for our president and chief executive officer, and for our executive officers (including our named executive officers) as a group, would approximate the 50th percentile of the market if the bonus plan paid out at 100 percent of target.

2010 Discretionary Bonus Pool. The compensation committee was satisfied with its use of a discretionary bonus pool to supplement payouts under the 2009 management bonus plan and help further differentiate compensation for individuals whose performance exceeded expectations or who achieved specific results on behalf of the Company during the year. The 2010 management bonuses payable under our new management bonus plan does not include an individual performance multiplier for distinguishing high-performance and individual goal achievement by participants. Instead, a discretionary bonus pool would serve that purpose in 2010, if the committee believes that such a pool is warranted. A discretionary pool would provide the committee with a mechanism for recognizing individual contributions when non-discretionary payouts under the management bonus plan are deemed not to reflect the contributions to or value of the employee relative to the achievement of the Company’s short- and long-term objectives. Awards from a discretionary bonus pool could also be used to help retain key employees. Consequently, the committee will have at its discretion the opportunity to fund a discretionary bonus pool at any time to reward individual contributions made by management employees, including executive officers. Whether such a pool will be adopted, the timing for such adoption, the aggregate amount that may be set aside and the criteria for making individual awards will be left to the discretion of the committee.

Long-Term Equity Incentives

We provide long-term incentive compensation to our executive officers through equity awards in the form of stock-options that vest over four years and which have an exercise price equal to the market price of our common stock on the date of grant. Since our initial public offering in December 2007, we have issued such equity awards to executive officers and other employees under our 2007 equity incentive plan. This plan was established to provide incentives to our employees and consultants to execute on our long-term objectives and strategic initiatives. We believe these equity

40	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

awards help align the interests of our executive officers with those of our stockholders. Given the growth stage of our business, limited cash resources and industry risk profile, we believe the use of equity-based awards as a significant component of our compensation package for executive officers is the best approach to encourage executive officers to focus on the achievement of corporate goals that align the interests of our executive officers with creating long-term stockholder value.

The company is required to record a non-cash, stock-based compensation expense for stock-based options and awards, based on the grant date fair value of such awards. This expense is amortized under a straight-line method over the vesting period of each award.

We have not granted options with performance-based vesting conditions to our executive officers, and we have not granted other types of equity awards, such as restricted stock units, to our executives. However, our 2007 equity incentive plan does allow for these types of grants. Our compensation committee has examined other types of long-term incentives, including other types of equity incentives. The committee has not ruled out the use of such incentives in the future; however, for the present, the committee intends to continue to grant stock options as the exclusive type of long-term equity incentive for the Company’s executive officers. The committee believes that stock options of the type that we have granted since our initial public offering provide an appropriate balance between expenses, dilution, alignment with stockholder interests, compensatory value and retention value.

We do not have a set policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation. For 2009, we weighted overall compensation for our executive officers proportionately more towards non-cash, long-term incentives due to the fact that our executive officers’ cash compensation was low relative to the market. For 2010, when we were able to raise cash compensation to approximate the 50th percentile of the market, we relied on the market data benchmarked by Radford to make equity grants that also approximated the 50th percentile of the market.

Stock Options. Our 2007 equity incentive plan authorizes us to grant stock options to employees, consultants and directors. With respect to executive officers, stock options are typically granted and effective upon commencement of employment and on an annual basis thereafter, generally in conjunction with our annual performance evaluation process. The compensation committee also has the discretion to make grants in connection with promotions. All equity-based awards to executive officers require the approval of our compensation committee before they are awarded.

In determining the size of the annual option awards granted to our existing executive officers, the compensation committee considers the performance of the executive officer in achieving corporate goals and enhancing stockholder value, the overall number and exercise prices of both vested and unvested options held by the executive officer, and the number of options awarded and timing of those awards made to executive officers in comparable positions within a group of comparable companies. These factors are considered on a collective basis, and our compensation committee, together with input from the president and chief executive officer for executives other than himself, and the vice president of human resources, then makes a subjective determination as to the size of option grants based on these factors taken as a whole.

Stock options are priced at the fair value of our common stock on the date the award is granted. Generally, 25 percent of the shares subject to stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with a change of control. Our stock options generally expire 10 years from the date of grant.

2009 Stock Option Awards. In March 2009, our compensation committee approved a stock

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	41

option exchange program, or the exchange program, which allowed the Company’s employees, including its executive officers, to exchange outstanding options with exercise prices above a specified threshold price per share of our common stock for new options with new exercise prices, vesting schedules and other terms as described more fully in Stock Option Exchange Program below. Because executive officers were allowed to participate in the exchange program, the compensation committee decided to postpone its annual determination of equity awards for executive officers until after the completion of the exchange program so that it could have a better understanding of all options held by executive officers who participated in the exchange program.

Following completion of the option exchange program, the compensation committee convened in May 2009 to award annual stock options to our named executive officers and other key employees. The sizes of the stock option grants in 2009 to our named executive officers were determined as a result of a review of overall cash and non-cash compensation paid to our key employees, including executive officers, undertaken by our compensation committee. Our compensation committee undertook this review to determine whether we were providing total compensation that was competitive with comparable companies and how we should seek to maximize our ability to retain our key employees. As described above, base salaries for 2009 remained unchanged from 2008, and the base salaries for our named executive officers who were then employed with the Company were below the 25th percentile relative to the market. In addition, those executive officers had been with the Company since before our initial public offering and the long-term equity incentives granted to them in prior years were substantially vested. These factors were taken into consideration by the compensation committee in determining appropriate 2009 long-term equity incentive grants to such officers.

On May 21, 2009, the compensation committee approved new stock option grants to the named executive officers who were then employed by

us. Two of our named executive officers were subsequently hired, and each of them received a new hire equity stock option grant upon commencement of employment. Stock options granted in 2009 to our named executive officers are set forth in the 2009 Grants of Plan-Based Awards Table and the outstanding stock option awards held by our named executive officers as of December 31, 2009 are set forth in the 2009 Outstanding Equity Awards at Year-End Table.

Based on the survey and peer group data provided by Radford, the number of options granted on May 21, 2009 to the named executive officers, as a percentage of outstanding shares, was between the 25th and 50th percentile relative to the market. The value of the options granted on May 21, 2009 to such named executive officers was also between the 25th and 50th percentiles relative to the market.

Consistent with our past practices of granting initial stock option awards to newly hired management employees as an inducement to join the Company, the two named executive officers who were hired after May 21, 2009 received new hire stock option grants upon commencement of their employment. Such new hire stock options vest over four years, with 25 percent vesting on the first anniversary of their employment and the remainder vesting monthly thereafter. The number of options granted to our newly hired named executive officers was determined by negotiation between the Company and each executive taking into account the Company’s historic new hire equity grant practices and available market data, including the Radford High Technology Executive Total Direct Compensation Survey. The committee believes that the new hire equity grants awarded to such named executive officers are competitive with the market, ranging between the 50th and 75th percentiles in terms of the number of shares subject to stock options for each of these named executive officers.

2010 Stock Option Awards. In April 2010, our compensation committee convened to determine the size of the annual stock options to be awarded to our officers and key employees, including the named executive officers. The committee targeted stock option

42	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

awards for the Company’s executive officers at the 50th percentile relative to the market, with the possibility of awarding options at up to the 75th percentile and down to the 25th percentile to individual executives based on input from the president and chief executive officer for those other than himself and the committee’s subjective assessment of the officer’s past performance, the officer’s expected future contributions, the period of the prior year the executive was employed by the Company, and the extent to which the value of the officer’s unvested stock options were expected to help continue to retain his or her services.

The number of stock option shares granted to our named executive officers in March 2010 are set forth below, together with Radford’s assessment of the approximate position of such grants relative to the market (in percentile) in terms of the number of option shares granted.

Named Executive Officer	Title	No. of Option Shares	Position Relative to Market
P. Henry	President and Chief Executive Officer	400,000	50th
D. Lyle	Chief Financial Officer	200,000	75th
T. Lookabaugh	Chief Technology Officer	60,000	25th
B. Bradford	Senior Vice President, Worldwide Sales	60,000	50th
V. Gokhale	Senior Vice President, Marketing and Business Development	85,000	50th

Stock Option Exchange Program

In May 2009, we completed a stock option exchange program under which eligible employees, including our executive officers, were offered an opportunity to exchange their outstanding stock options that have an exercise price greater than a specified threshold price per share for newly granted stock options with exercise prices to be determined as of the date following the expiration of the exchange program’s offer period. Eligible employees who participated in the program received an option to purchase two shares of common stock for every three shares of common stock subject to outstanding stock options that they submitted for exchange.

The replacement stock options were issued at an exercise price of $1.99 per share, which was the closing price of our common stock as reported by The NASDAQ Global Market on May 15, 2009, the date following the expiration of the exchange program’s offer period. At the expiration of the exchange program’s offer period, the Company accepted elections to exchange options to purchase up to 1,601,941 shares of common stock, representing 31.57 percent of the shares subject to options that were eligible to be exchanged in the program as of such expiration time. Replacement options to purchase up to 1,068,007 shares of common stock were granted under the terms of the exchange program. Consequently, as a result of the exchange program, the Company reduced the number of shares subject to outstanding stock options by approximately 534,000.

The exchange program effectively repriced the stock options that were submitted for exchange and extended the vesting schedule of such options by 12 months. The compensation committee approved the exchange program in order to: (i) reduce by up to one-third the number of outstanding stock options with exercise prices significantly higher than the then-current market price of our common stock, (ii) provide a long-term incentive that the compensation committee believes will help more closely align the interests of participating employees with the interests of stockholders, and (iii) provide a mechanism to help retain participating employees by, among others, extending their vesting period. As explained in footnote (3) to the 2009 Grants of Plan-Based Awards Table, two of our named executive officers elected to participate in the exchange program.

Severance and Change of Control Payments

We have entered into agreements containing severance benefits for our president and chief

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executive officer and agreements containing change of control provisions with all of our named executive officers, the terms of which are described in Executive Compensation Tables—2009 Compensation Arrangements of Named Executive Officers—Employment and Severance Arrangements. These agreements provide for a varying combination of a lump-sum cash payment, continued benefits and acceleration of vesting on outstanding stock option awards upon termination, in the case of our president and chief executive officer, and in connection with a change of control, in the case of all executive officers. The change of control provisions contained in these agreements include a “double trigger,” meaning that they do not become operative in the event of a change of control unless the executive’s employment is terminated involuntarily without cause, or voluntarily with good reason, in connection with the transaction.

In December 2009, we amended and restated these agreements at the direction of the compensation committee in part to address the impact of recent changes in U.S. tax laws affecting such agreements. In connection with the amendment and restatement, our compensation committee also evaluated the then-existing severance and/or change of control benefits against the benefits payable to executive officers at comparable companies. The committee determined that incremental changes were necessary in part to bring severance benefits associated with a change of control more in line with the severance benefits that comparable officers at comparable companies are entitled to receive and authorized the inclusion of these changes to the severance benefits in the amended and restated agreements.

Given the nature of the industry in which we participate and the range of strategic initiatives we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.

Relocation Benefits

Three of our named executive officers joined the Company in 2009. To induce their employment with the Company, we provide relocation benefits to these officers under the terms of their respective offer letters and relocation agreements with us. The offer letter and relocation agreement of each relevant officer were revised and combined into a single amended and restated offer letter and relocation agreement in April 2010 to take advantage of certain tax deductions associated with the costs of the relocation benefits we provide. The amended and restated terms of the relocation benefits are described in Executive Compensation Tables—2009 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

Each of the amended and restated offer letter and relocation agreement with the applicable named executive officer includes provisions that will require the officer to reimburse us for a pro-rated amount of relocation expenses reimbursed by the Company in the event he is terminated by us “for cause” or voluntarily terminates his employment with us prior to completing 36 months of continuous service with the Company.

Retention Agreement

In March 2009, we entered into a retention agreement with Mr. Lyle, our chief financial officer, to help ensure that we continue to retain his services. Such retention agreement was intended to compensate, in part, for the below-market cash compensation paid to Mr. Lyle,

44	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

particularly his below-market base salary. The terms of Mr. Lyle’s retention agreement are described in Executive Compensation Tables—2009 Compensation Arrangements of Named Executive Officers—Retention Agreement. Mr. Lyle’s retention bonus payments are independent of other cash compensation described in this Elements of Total Compensation section of this proxy statement.

Other Compensation

In order to remain competitive and recruit and retain highly talented individuals, we provide other forms of compensation from time to time, such as the ability to participate in our employee stock purchase plan through regular payroll deductions, paid premiums on group life insurance policies, supplemental disability insurance coverage, a section 401(k) savings/retirement plan, relocation benefits and hiring bonuses. We also provide personal paid time off and paid holidays to all employees, including our executive officers, which are comparable to those provided at comparable companies.

Option Grant Timing and Pricing Disclosure

The compensation committee has adopted an equity grant policy that provides that, to the extent that annual equity awards are granted to executive officers in a given year, the compensation committee will consider and approve such grants at a compensation committee meeting held within the first 90 days of each year. As described above, in 2009 the committee postponed its annual determination of equity awards for executive officers until May so that the results of the option exchange program could be included in the factors considered by the committee.

The annual meetings during which annual equity awards are typically determined are generally scheduled to follow the expected release of our earnings for the fourth quarter of the previous year, and occur at a time that is expected to be during a fixed “window” period, or a specified period outside of which our directors, officers and certain employees are restricted from trading in our securities. The awards approved by the compensation committee will be granted effective as of the date of the compensation committee meeting. The exercise price will be the closing market price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price of the immediately preceding trading day. Our newly hired executive officers receive an option grant that is considered and approved by the compensation committee. The effective date of the option grant is the later of the date of the compensation committee meeting or the date of hire. Equity award grants relating to a promotion or other discretionary awards to an executive officer are made by the compensation committee at the first meeting of the compensation committee following the promotion of the executive officer or other applicable event. The equity award grant is effective as of the date of the compensation committee’s approval. For stock options and stock appreciation rights for both new hires and promotion or other discretionary awards to executive officers, the exercise price is equal to the closing price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price on the immediately preceding trading day.

Under the terms of our Directors’ Plan, each individual who is elected or appointed for the first time to be our non-employee director automatically receives an option grant to purchase 51,076 shares of our common stock on the date of his or her initial election or appointment to our board. In addition, each non-employee director whose term on our board continues following our annual meeting of stockholders and who has served on our board for at least 180 days prior to such annual meeting automatically receives an option to purchase 12,769 shares of our common stock on the date of such annual meeting. In each case, the options will have an exercise price equal to the fair market value of our common stock on the date of grant.

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	45

Executive Compensation Tables

2009 Summary Compensation Table
Name and Principal Position	Year(1)	Salary(2) ($)	Bonus(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Patrick Henry President and Chief Executive Officer	2009 2008 2007	300,000 300,000 275,000	22,536 – 265,000	411,325 1,167,880 1,782,885	112,464 – –	414 414 266	846,739 1,468,294 2,323,151
David Lyle Chief Financial Officer	2009 2008 2007	220,000 220,000 100,000	37,517 – 40,003	164,530 291,970 616,336	52,483 – –	304 304 93	474,834 512,274 756,432
Tom Lookabaugh Chief Technology Officer	2009	111,040	6,256	502,200	18,744	33,746	671,986
Bill Bradford Senior Vice President, Worldwide Sales	2009	53,265	–	642,740	20,117	86	716,208
Vinay Gokhale Senior Vice President, Marketing and Business Development	2009	253,263	11,979	137,460	63,021	11,553	477,276
(1)	We have provided information on compensation received by our principal executive officer, principal financial officer and our three other most highly compensated executive officers as of December 31, 2009. We refer to these individuals as our named executive officers from time to time in our proxy statement. We have not provided 2007 or 2008 compensation information for Dr. Lookabaugh, Mr. Gokhale or Mr. Bradford because they became Entropic employees in July 2009, January 2009 and October 2009, respectively.

(2)	The amounts in this column represent salaries actually earned for services performed by the named executive officers in the periods indicated. The 2009 salaries for Dr. Lookabaugh, Mr. Gokhale and Mr. Bradford represent the amounts earned by them in 2009 after joining us in July 2009, January 2009 and October 2009, respectively.

(3)	The amounts in this column represent cash bonuses earned by the named executive officers during the periods indicated, which amounts may have been paid to these individuals subsequent to the periods indicated. The 2009 amounts represent cash bonuses awarded under the terms of our discretionary bonus plan, which was approved by the compensation committee in January 2010, for services performed in 2009. Mr. Lyle’s 2009 bonus includes a $25,000 retention bonus that he earned in March 2009 under the terms of his retention bonus agreement. Mr. Lyle’s retention bonus is subject to recoupment, or “claw back”, by the Company in the event of his voluntary termination of employment from the Company, as further described in 2009 Compensation Arrangements of Named Executive Officers—Retention Agreement. The Company’s claw-back rights with respect to Mr. Lyle’s 2009 retention bonus expired in March 2010. Mr. Gokhale’s 2009 bonus includes a $10,000 signing bonus paid to him under the original terms of his offer letter with the Company. Mr. Gokhale is obligated to repay a pro-rated portion of his signing bonus in the event he leaves the Company at any time within 18 months of active employment with us. Mr. Henry’s 2007 bonus payment included $100,000 authorized by the compensation committee for the successful completion of our acquisitions of RF Magic, Inc. and Arabella Software Ltd.

(4)	This column shows the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to stock option awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers. In the case of Messrs. Henry and Lyle, the values of their 2009 stock option awards do not include the values of awards that were issued in replacement of option awards tendered for exchange in connection with the Company’s stock option exchange program that was completed in May 2009, the details of which are further described in Compensation Discussion and Analysis—Elements of Total Compensation—Stock Option Exchange Program. The option awards tendered for exchange by Messrs. Henry and Lyle included awards that were granted in 2008 and whose values are reflected in their respective 2008 compensation under this column. Because these 2008 option awards were replaced with 2009 option awards that allow the exercise of a lesser number of shares of our common stock at a lower exercise price than provided under the original awards, the issuance of the replacement option awards did not result in any incremental fair value, but instead, resulted in decreases in the fair values of the original awards in the amounts of $323,522 and $80,888 for Messrs. Henry and Lyle, respectively.

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(5)	The 2009 and 2008 values in this column represent cash bonuses earned by the named executive officers based on the Company’s performance and their respective individual performances during the periods indicated under the Company’s 2009 management bonus plan and 2008 executive bonus plan, respectively. No bonuses were awarded to any of the named executive officers who were eligible to receive bonuses under the 2008 executive bonus plan.

(6)	The 2008 and 2007 values shown in this column reflect life insurance premiums paid by us on behalf of the named executive officers. The 2009 values in this column include the elements of all other compensation identified in the following table which excludes, as permitted by SEC rules, the amounts paid by us for perquisites and other personal benefits where the total value of all perquisites and personal benefits received by the individual named executive officer is less than $10,000:

Details of 2009 All Other Compensation
Name	Life Insurance Premium ($)	Commuting Expense ($)		“Gross-Up” Payment ($)		Total ($)
P. Henry	414	–		–		414
D. Lyle	304	–		–		304
T. Lookabaugh	152	20,360	(a)	13,234	(a)	33,746
B. Bradford	86	–		–		86
V. Gokhale	352	11,201	(b)	–		11,553

(a)	These commuting expenses were incurred in 2009 and the “gross-up” payments represent our reimbursement of income taxes that are assessed on such commuting expenses. These amounts may have been paid or reimbursed subsequent to 2009 and are paid to Dr. Lookabaugh under the original terms of his offer letter and relocation agreement with us. Dr. Lookabaugh’s offer letter and relocation agreement were amended and restated in April 2010 and, as amended and restated, no longer provide for the reimbursement of income taxes assessed on commuting expenses. The terms of Dr. Lookabaugh’s amended and restated offer letter and relocation agreement are further described in 2009 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

(b)	These commuting expenses represent expenses that were incurred in 2009 but may have been paid subsequent to 2009. These expenses are paid to Mr. Gokhale under the terms of his offer letter and relocation agreement with us, which are further described in 2009 Compensation Arrangements of Named Executive Officers—Relocation Benefits, and are subject to recoupment by the Company in the event Mr. Gokhale leaves the Company voluntarily or is terminated with cause at any time prior to the third anniversary of his employment with us.

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The following table provides additional information about option awards granted to our named executive officers during the year ending December 31, 2009. We do not have any non-equity incentive award plans or equity incentive award plans and did not grant any stock awards in 2009 and have therefore omitted the corresponding columns. The stock option plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section headed “Long-Term Incentives.”

2009 Grants of Plan-Based Awards Table
Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)
		Target ($)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(2) ($)
P. Henry(3)	5/21/2009 4/6/2009	165,000	250,000	2.41	411,325
D. Lyle(3)	5/21/2009 4/6/2009	77,000	100,000	2.41	164,530
T. Lookabaugh	7/1/2009 7/1/2009	33,000	300,000	2.38	502,200
B. Bradford	10/6/2009 10/6/2009	35,417	350,000	2.61	642,740
V. Gokhale	4/6/2009 1/5/2009	100,867	300,000	0.68	137,460

(1)	Under the 2009 management bonus plan, a participant whose individual performance fails to meet expectations is not entitled to receive any award even if the Company meets all of the financial and operational goals specified under the plan. Accordingly, there is no “threshold” value, and the “Threshold” column has been eliminated from this table. In addition, so long as the Company attains its revenue goals for 2009, the amount of bonus payable under the plan will depend on the extent to which the Company’s operating profit exceeds the target operating profit, subject to adjustment for individual performance, and, accordingly, there is no “maximum” value and the “Maximum” column has been eliminated from this table. The amounts under the “Target” column assume that the Company has met all of its financial and operational goals necessary for the plan to pay out at 100 percent of the target bonus percentage and that the applicable named executive officer’s individual performance is deemed to meet expectations.

(2)	The shares of common stock underlying these option grants were valued as of their respective grant dates in accordance with FASB ASC Topic 718. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(3)	Messrs. Henry and Lyle each received option awards exercisable for 266,667 and 66,667 shares of common stock, respectively, in 2009 that were issued in replacement of 2008 option awards exercisable for 400,000 and 100,000 shares of common stock, respectively, that they tendered for exchange in connection with the Company’s stock option exchange program that was completed in May 2009, the details of which are further described in Compensation Discussion and Analysis—Elements of Total Compensation—Stock Option Exchange Program. Because these 2008 option awards were replaced with 2009 option awards that allow the exercise of a lesser number of shares of our common stock at a lower exercise price than provided under the original awards, the issuance of the replacement option awards did not result in any incremental fair value, but instead, resulted in decreases in the fair values of the original awards in the amounts of $323,522 and $80,888 for Messrs. Henry and Lyle, respectively. Consequently, these replacement awards have not been included in this table.

48	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

2009 Compensation Arrangements of Named Executive Officers

Our named executive officers received their cash and equity compensation under the terms of their employment arrangements with us which are detailed further below. The specific amounts of salaries, bonuses and other equity and non-equity compensation that our named executive officers receive under their employment arrangements with us are determined by our compensation committee with a view to ensuring that the total compensation amounts are competitive when measured against benchmarked compensation data of our industry peers, as further described in Compensation Discussion and Analysis. We do not have a set policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation. For 2009, we weighted overall compensation for our executive officers proportionately more towards non-cash, long-term incentives due to the fact that cash compensation was low relative to the market.

The 2009 salaries and bonuses of each of Mr. Henry, Mr. Lyle, Dr. Lookabaugh, Mr. Gokhale and Mr. Bradford represent 38, 49, 17, 53 and seven percent of their respective total compensation for 2009. Dr. Lookabaugh’s and Mr. Bradford’s percentages are significantly lower than the other named executive officers in part because they joined the Company in the second half of 2009 and received salaries only for a portion of the year during which they were employed, and in part because they received stock option awards exercisable for 300,000 and 350,000 shares of our common stock, respectively, in connection with their initial employment with the Company. Although Mr. Gokhale also joined us in 2009, his salary and bonus constitute a comparatively higher percentage of his total compensation for 2009 in part because he joined us early in the year in January 2009, and in part because the grant date fair value of his initial stock option award that he received in connection with his initial employment was significantly lower compared to the grant date fair value of Dr. Lookabaugh’s and Mr. Bradford’s initial stock option awards, even though Mr. Gokhale’s initial stock option award is exercisable for the same number of shares of our common stock as Dr. Lookabaugh’s initial stock option award.

Employment and Severance Arrangements

In connection with the connection of their employment, we entered into offer letters with the named executive officers setting forth their respective initial base salaries, bonus eligibility and other employment benefits. Each named executive officer’s employment is on an “at-will” basis and each of them can be terminated by us or the named executive officer at any time, for any reason and with or without notice, subject, in the case of our president and chief executive officer, to the severance provisions of his executive employment agreement, and, with respect to all other named executive officers, to the terms of their change of control agreements. These agreements generally entitle the officers to receive cash severance, continued healthcare benefits and acceleration of vesting of outstanding stock options, among other things, in the event their employment is terminated under specified circumstances. Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including unpaid wages and accrued and unused vacation pay.

Potential Payments under Severance Arrangements

Chief Executive Officer. Under the terms of our December 2009 amended and restated executive employment agreement with Mr. Henry, he is entitled to receive the following compensation in the event of either his termination without cause or resignation for good reason at any time, conditioned upon his execution of a full general release of all claims against the Company and continued compliance with his other post-termination obligations to the Company:

•	cash severance equal to 12 months’ base salary to be paid in a lump sum;

•	a pro-rated portion of any performance-based cash bonus award to be paid in a lump sum;

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	49

•

accelerated vesting of 50 percent of all unvested stock options and equity awards and an extended period of up to one year after Mr. Henry’s termination date to exercise all vested stock options and other equity awards, to the extent applicable; and

•	payment of premiums for medical, dental and vision benefits for 12 months after termination.

In the event a termination without cause or a resignation for good reason occurs within four and one-half months before or one year following a change a change of control of the Company or Mr. Henry’s employment terminates due to his death or disability during such period, under the terms of the agreement, Mr. Henry will receive the severance benefits described above, but his cash severance will be increased to 18 months’ base salary, he will not receive any pro-rated performance-based cash bonus and his accelerated vesting will cover all unvested stock options and other equity awards.

Other Executive Officers. Under the terms of their change of control agreements, which were amended and restated in December 2009, our other executive officers, including the named executive officers, are entitled to receive the following compensation in the event of either a termination without cause or resignation for good reason within 12 months following a change of control, conditioned upon their execution of a full general release of all claims against the Company and continued compliance with their other post-termination obligations to the Company:

•	cash severance equal to 12 months’ base salary to be paid in a lump sum;

•

accelerated vesting of stock options and other equity awards that would have vested during the 24 months following the termination date (such acceleration will apply to options or awards subject to performance-based or milestone-based vesting only if absent such acceleration provision the relevant performance measure or milestone was required to be satisfied within such 24 month period for such vesting to occur); and

•	payment of premiums for medical, dental and vision benefits for six months after termination.

50	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change of control assuming their employment was terminated on December 31, 2009. Our compensation committee may, in its discretion, revise, amend or add to the benefits if it deems advisable.

Estimated Benefits upon Termination without Cause or Resignation for Good Reason
	No Change of Control					Upon Change of Control(1)
Name	Salary(2) ($)	Continuation of Healthcare Benefits or Social Payments(3) ($)	Accelerated Vesting of Stock Options and “Early Exercised” Shares(4) ($)	Total ($)		Salary(2) ($)	Continuation of Healthcare Benefits or Social Payments(3) ($)	Accelerated Vesting of Stock Options and “Early Exercised” Shares(4) ($)	Total ($)
P. Henry	300,000	18,111	324,198	642,309	(5)	450,000	18,111	648,396	1,116,506
D. Lyle(6)	—	—	—	—		220,000	9,055	158,342	387,398
T. Lookabaugh	—	—	—	—		220,000	9,055	125,063	354,118
B. Bradford	—	—	—	—		250,000	6,551	87,208	343,759
V. Gokhale	—	—	—	—		255,000	7,248	522,813	785,061

(1)	The payable amounts shown in this category assume that the termination or resignation occurs within the time period specified in the applicable change of control agreement.

(2)	These amounts are based on 2009 salaries.

(3)	These amounts represent the present value of post-termination medical, dental and vision insurance coverage for the named executive officers.

(4)	The value of accelerated vesting of outstanding stock options and “early exercised” shares that are subject to the Company’s repurchase option is calculated by multiplying the closing price of our common stock on December 31, 2009 of $3.07 per share, as reported by The NASDAQ Global Market, by the number of shares subject to accelerated vesting, less the stock option exercise price, if applicable. Outstanding options with an exercise price greater than $3.07 per share are not included in the calculation as it is assumed that these options would not be exercised.

(5)	This amount excludes the pro-rated performance cash bonus award that Mr. Henry would have been eligible to receive under the terms of his amended and restated executive employment agreement. See — Employment and Severance Arrangements.

(6)	This amount excludes retention payment that (i) Mr. Lyle is required to return to the Company upon his voluntary termination of employment, and (ii) is accelerated upon a change of control, in each case, under the terms of his retention agreement. See —Retention Agreement.

Relocation Benefits

Each of Dr. Lookabaugh, Mr. Bradford and Mr. Gokhale joined us in 2009. To induce their employment with us, we provide relocation benefits to them under the terms of their respective offer letters and relocation agreements with us. In April 2010, we revised the terms of their relocation benefits and entered into an amended and restated offer letter and relocation agreement with each of them to take advantage of certain tax deductions associated with the costs of the relocation benefits we provide. Each applicable officer’s amended and restated agreement combines into a single document the revised terms of his original offer letter and relocation agreement.

Dr. Lookabaugh. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Dr. Lookabaugh, our chief technology officer, we provide a relocation assistance package of up to $100,000 payable towards commuting expenses and qualified relocation expenses if he relocates to San Diego by August 30, 2010. In the event Dr. Lookabaugh chooses not to relocate to San Diego by August 30, 2010, the total amount of his relocation package will be increased to $150,000; provided, however, that we will no longer reimburse Dr. Lookabaugh for qualified relocation expenses and any amounts of the relocation package that remain unused will only be payable towards commuting expenses until all $150,000 of the relocation package has been exhausted, he

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	51

relocates his principal residence to San Diego or he is terminated, whichever occurs earlier. In either case, we are not required to reimburse Dr. Lookabaugh for any commuting expenses in excess of $5,000 per month. Prior to the amendment and restatement of Dr. Lookabaugh’s relocation benefits in April 2010, to the extent any reimbursement of Dr. Lookabaugh’s commuting expenses resulted in taxable income to him, the amount paid to him was grossed up to neutralize the effect of such taxes and his maximum monthly commuting budget was set at $7,000 to take into account the grossed up amount that we were required to reimburse to him. The April amendment and restatement eliminated the foregoing gross-up provision and reduced his monthly commuting budget to $5,000. Under the terms of Dr. Lookabaugh’s amended and restated offer letter and relocation agreement, if Dr. Lookabaugh is terminated by us “for cause” or voluntarily terminates his employment prior to completing a set period of continuous service with us, he will be required to reimburse us for certain expenses. If his employment with us ceases prior to the first anniversary of his date of hire, he will be required to reimburse us 100 percent of all commuting and relocation expenses paid or reimbursed by us. If his employment with us ceases at any time thereafter but prior to the third anniversary of his employment with us, he is required to reimburse us a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he will not be required to reimburse us for any commuting expenses paid to him.

Mr. Bradford. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Mr. Bradford, our senior vice president, worldwide sales, we provide a relocation assistance package of up to $150,000 payable towards commuting expenses and qualified relocation expenses if he relocates to San Diego by August 30, 2010. No more than $100,000 of the relocation package may be used towards commuting expenses and we are not required to reimburse Mr. Bradford for any commuting expenses that exceed $5,500 per month. In the event Mr. Bradford chooses not to relocate to San Diego by August 30, 2010, we will continue to reimburse him for his commuting expenses, subject to the limitations set forth in the preceding sentence, and until all $100,000 allocated to commuting expenses have been exhausted, he relocates his principal residence to San Diego or he is terminated, whichever occurs earlier. Under the terms of Mr. Bradford’s amended and restated offer letter and relocation agreement, if Mr. Bradford is terminated by us “for cause” or voluntarily terminates his employment prior to completing a set period of continuous service with us, he will be required to reimburse us for certain expenses. If his employment with us ceases prior to the first anniversary of his date of hire, he will be required to reimburse us 100 percent of all commuting and relocation expenses paid or reimbursed by us. If his employment with us ceases at any time thereafter but prior to the third anniversary of his employment with us, he is required to reimburse us a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he will not be required to reimburse us for any commuting expenses paid to him.

Mr. Gokhale. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Mr. Gokhale, our senior vice president, marketing and business development, we provide a relocation assistance package of up to $100,000 payable towards commuting expenses and qualified relocation expenses if he relocates to San Diego by the first anniversary of his date of hire. Because Mr. Gokhale has not relocated to San Diego by the specified deadline, he may use any portion of the remaining relocation assistance amounts for commuting expenses not to exceed $3,000 per month, until he exhausts all of his relocation assistance amounts, relocates his principal residence to San Diego or is terminated, whichever occurs earlier. Under the terms of Mr. Gokhale’s amended and restated offer letter and relocation agreement, if Mr. Gokhale is terminated by us “for cause” or voluntarily terminates his employment prior to completing 36 months of continuous service with us, he will be required to reimburse us for a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he will not be required to reimburse us for any commuting expenses paid to him.

52	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

Retention Agreement

Under the terms of Mr. Lyle’s March 2009 retention agreement, he earned $25,000 in the first quarter of 2009 and will earn $25,000 in the first quarter of 2010. Mr. Lyle’s retention payment is separate from his base salary and any future bonus that he may receive under any of our management bonus plans. In the event that Mr. Lyle voluntarily terminates his employment prior to March 31, 2011, he will be required to return a pro-rated portion of any retention payments that he has received to the Company. In the event of a change of control, or if we terminate Mr. Lyle without cause, conditioned upon Mr. Lyle’s execution of a full general release of all claims against us and his continued compliance with his other post-termination obligations to the Company, all of his retention payments will be accelerated and his obligation to return any portion of any retention payments he has already received to the Company will be extinguished.

The following table summarizes the equity awards we have granted to our named executive officers which are outstanding as of December 31, 2009.

2009 Outstanding Equity Awards at Year-End Table
	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
P. Henry	197,439 4,672 198,715 – – –	– – 108,976 266,667 250,000 –	0.3250 0.4284 1.4950 1.9900 2.4100 –	09/12/2013 01/30/2014 05/17/2017 03/19/2018 05/21/2019 –	– – – – – 8,655	– – – – – 26,571
D. Lyle	203,187 26,209 60,346 – –	– – 33,094 66,667 100,000	0.4284 0.4284 1.0491 1.9900 2.4100	08/19/2015 10/13/2016 05/18/2017 03/19/2018 05/21/2019	– – – – –	– – – – –
T. Lookabaugh	–	300,000	2.3800	07/01/2019	–	–
B. Bradford	–	350,000	2.6100	10/06/2019	–	–
V. Gokhale	–	300,000	0.6800	02/06/2019	–	–

(1)	One quarter of the common stock underlying each stock option vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal monthly installments over the following three years, subject to accelerated vesting as described in 2009 Compensation Arrangements of Named Executive Officers.

(2)	These shares were issued upon “early exercise” of stock options in which both vested and unvested portions of the options are exercised but the shares of common stock attributable to the unvested portion of the options are subject to repurchase options in favor of the Company that lapse in accordance with the original vesting schedule of the options. See footnote (1).

(3)	The market value is calculated using the closing price of our common stock as of December 31, 2009 of $3.07 per share, as reported by The NASDAQ Global Market.

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	53

The following table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the year ended December 31, 2009.

2009 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
P. Henry	–	–	153,847	254,329
D. Lyle	–	–	–	–
T. Lookabaugh	–	–	–	–
B. Bradford	–	–	–	–
V. Gokhale	–	–	–	–

(1)	These shares were issued upon “early exercise” of stock options in which both vested and unvested portions of the options are exercised but the shares of common stock attributable to the unvested portion of the options are subject to repurchase options in favor of the Company that lapse in accordance with the original vesting schedule of the options.

(2)	The value realized on vesting of outstanding stock awards is calculated by multiplying the closing price of our common stock as of the vesting date by the number of shares that vested. The calculation of the value realized on vesting does not take into account any taxes that may be payable in connection with the transaction.

2009 Pension Benefits

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our compensation committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

2009 Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our compensation committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

54	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

The following table provides certain information as of December 31, 2009 with respect to our equity compensation plans.

Equity Compensation Plan Information
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,185,298	(1)	$1.87	9,026,742	(2)
Equity compensation plans not approved by security holders(3)	–		N/A	–
Total	9,185,298		$1.87	9,026,742

(1)	This amount includes shares that are issuable upon the exercise of stock options and other stock awards outstanding under our 2001 stock option plan, RF Magic, Inc. 2000 incentive stock plan, 2007 equity incentive plan and 2007 non-employee directors’ stock option plan.

(2)	This amount includes the following:

•

6,410,970 shares reserved for issuance under our 2007 equity incentive plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) five percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 7,692,307 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board. The number of shares reserved for issuance under our 2007 equity incentive plan may also be increased by up to a maximum of 4,524,806 shares of common stock as of December 31, 2009 in the event of the termination or expiration of outstanding awards under our 2001 stock option plan and the RF Magic, Inc. 2000 incentive stock plan or upon our repurchase of unvested shares of common stock that have been issued upon “early exercise” of options granted under such plans.

•

205,540 shares reserved for issuance under our 2007 non-employee directors’ stock option plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the excess of (i) the number of shares of our common stock subject to options granted under the plan during the preceding calendar year, over (ii) the number of shares, if any, added back to the share reserve of the plan during the preceding calendar year, unless the board designates a lesser number of shares of common stock prior to the first day of any calendar year.

•

1,452,841 shares reserved for issuance under our 2007 employee stock purchase plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) one-and-a-half percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 2,307,692 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board.

(3)	As of December 31, 2009, we did not have any equity compensation plans that were not approved by our stockholders.

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	55

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2011 Annual Meeting of Stockholders, the proposal must be received by us at our corporate headquarters at 6290 Sequence Drive, San Diego, California 92121-4358 by December 13, 2010. The proposal should be sent to the attention of the Secretary of the Company.

Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders.

These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice, or the Stockholder Notice, of your intention to introduce a nomination or to propose an item of business at our 2011 Annual Meeting:

•

not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of this year’s Annual Meeting if the 2011 Annual Meeting is being held within 30 days preceding or following the anniversary date of this year’s Meeting (May 20, 2010);

•

not earlier than the close of business on the 120th day prior to the 2011 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2011 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2011 Annual Meeting is first made if the 2011 Annual Meeting is being held more than 30 days prior to or delayed by more than 30 days after the anniversary date of this year’s Meeting.

For example, assuming that our 2011 Annual Meeting is held on the anniversary date of this year’s Annual Meeting, we must receive the Stockholder Notice by February 19, 2011. If we do not receive the Stockholder Notice by that date, any matter that is identified in the late Stockholder Notice will not be introduced at the 2011 Annual Meeting.

The Stockholder Notice must include:

•	the name and address of each stockholder giving the Stockholder Notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (the “Proponent”);

•	the class, series and number of shares that are owned beneficially and of record by each Proponent;

•

a description of any oral or written agreement, arrangement or understanding with respect to any director nomination or other proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing;

•

a representation that the Proponents are holders of record or beneficial owners of shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person(s) or to propose the business specified in the Stockholder Notice;

•

a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the Company’s voting shares to elect such director nominee(s) or to carry such proposal;

56	Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010

•	to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such Stockholder Notice; and

•

description of all derivative transactions by each Proponent during the previous 12-month period, including the date of such transaction and the class, series and number of securities involved in, and the material economic terms of, such transaction.

Additionally, a stockholder nominating a person for election as a director must include in the Stockholder Notice certain biographical information about each director nominee and each director nominee must deliver a written questionnaire that discloses any voting commitments the nominee may have with a third person and a commitment by the nominee to comply with our corporate governance standards and certain other policies and guidelines if elected.

Any Stockholder Notice submitted to us must be updated and supplemented in writing, as necessary, so that the information provided or required to be provided in the Stockholder Notice is true and correct in all material respects as of (i) the record date of the 2011 Annual Meeting and (ii) as of the date that is five business days prior to the date of the 2011 Annual Meeting.

The board is not aware of any matters that are expected to come before the 2010 Annual Meeting other than those referred to in this proxy statement.

If any other matter should come before the Annual Meeting, the proxies appointed by the board intend to vote the proxies in accordance with their best judgment.

The chairman of the 2010 Annual Meeting of Stockholders may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly.

By order of the Board of Directors,

Lance W. Bridges

Vice President, General Counsel and Secretary

Notice of Annual Meeting of Stockholders and Proxy Statement April 12, 2010	57

1	¢

ENTROPIC COMMUNICATIONS, INC.

PROXY FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes any and all previous proxies, acknowledges receipt of the notice of the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2010 and the proxy statement, and appoints Patrick Henry and David Lyle, and each of them, with power to act without the other and with full power of substitution, as proxies of the undersigned, and authorizes each of them to vote all of the shares of Entropic Communications, Inc. (“Entropic”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held on May 20, 2010 at 2:00 p.m. Pacific Daylight Time at Entropic’s corporate headquarters, 6290 Sequence Drive, San Diego, California, and at any adjournment(s), continuation(s) or postponement(s) thereof, with all powers that the undersigned would possess if personally present at the Annual Meeting. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXIES WILL VOTE FOR THE NOMINEE LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND FOR PROPOSAL 2 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S), CONTINUATION(S) OR POSTPONEMENT(S) THEREOF.

Please complete, sign and date on reverse side. Thank you for voting.

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

ENTROPIC COMMUNICATIONS, INC.

May 20, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at ir.entropic.com/financials.cfm.

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢	10030000000000000000 3	052010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF KEITH BECHARD AS DIRECTOR AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect Keith Bechard to serve on the Company’s board of directors until the 2013 Annual Meeting of Stockholders and/or until his successor is duly elected and qualified.
NOMINEE:
☐	FOR THE NOMINEE	Keith Bechard

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

3.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjourn-ment(s), continuation(s) or postponement(s) thereof.

The board of directors recommends a vote FOR the listed nominee and a vote FOR proposal 2. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominee listed above and FOR proposal 2.
THANK YOU FOR VOTING

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢